UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Hurco Companies, Inc.

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HURCO COMPANIES, INC.

ONE TECHNOLOGY WAY

P.O. BOX 68180

INDIANAPOLIS, INDIANA 46268

(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 14, 2024

The 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of Hurco Companies, Inc. (the “Company”), will be held at 10:00 a.m. (Eastern Time) on Thursday, March 14, 2024, at the Company’s corporate headquarters, One Technology Way, Indianapolis, Indiana 46268, for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify;

2.	To approve, in an advisory (non-binding) vote, the compensation paid to our named executive officers (“Say on Pay”);

3.	To approve proposed amendments to the Company’s Amended and Restated Articles of Incorporation to provide shareholders the right to unilaterally amend the Company’s Amended and Restated By-laws;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2024; and

5.	To consider and transact any other business properly brought before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR items 1, 2, 3, and 4. The persons named as proxies will use their discretion to vote on any other matters that may properly arise at the 2024 Annual Meeting.

The foregoing items of business are more fully described in our proxy statement accompanying this notice. Please read our proxy statement carefully.

Please mark, sign, and date the enclosed proxy card and return it in the enclosed return envelope, which requires no postage if mailed in the United States, or vote your shares via the Internet or by telephone as described in the proxy statement and on the proxy card.

Only shareholders of record as of the close of business on the record date of January 19, 2024, are entitled to notice of and to vote at the 2024 Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the 2024 Annual Meeting, the Company may adjourn the 2024 Annual Meeting to permit further solicitation of proxies.

By order of the Board of Directors,
Jonathon D. Wright, General Counsel & Corporate Secretary

Indianapolis, Indiana

January 29, 2024

YOUR VOTE IS IMPORTANT—Even if you plan to attend the 2024 Annual Meeting, we urge you to mark, date, and sign the enclosed proxy card and return it promptly in the enclosed envelope or to vote your shares via the Internet or by telephone as described on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting to be Held on March 14, 2024

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to the 2024 Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.

This Notice of 2024 Annual Meeting and the corresponding proxy statement, form of proxy card, and our most recent annual report on Form 10-K are available at www.hurco.com/proxymaterials. If you plan to attend the 2024 Annual Meeting in person, you may obtain directions to the meeting site by written request directed to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, or by telephone at (317) 293-5309.

Appendix A –Hurco Companies, Inc. Articles of Incorporation (As Proposed to be Amended and Restated as of March 14, 2024)

Cautionary Note Regarding Forward-Looking Statements

The statements included in this proxy statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2023. Readers of this proxy statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HURCO COMPANIES, INC.

One Technology Way

P. O. Box 68180

Indianapolis, Indiana 46268

2024 Annual Meeting of Shareholders

March 14, 2024

PROXY STATEMENT

This proxy statement and accompanying proxy are being furnished to the holders of common stock of Hurco Companies, Inc. (the “Company,” “Hurco,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors for the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), to be held at 10:00 a.m. Eastern Time on Thursday, March 14, 2024, at our corporate headquarters, One Technology Way, Indianapolis, Indiana 46268, and any adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to our shareholders on or about January 29, 2024.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting and what are my voting rights?

Shareholders of record as of the close of business on the record date of January 19, 2024, are entitled to vote at the 2024 Annual Meeting or any adjournments thereof.  As of that date, there were 6,614,840 shares of our common stock outstanding and entitled to vote at the 2024 Annual Meeting.  Holders of our common stock as of the record date are entitled to one vote per share with respect to each matter submitted to a vote of the shareholders.  There is no cumulative voting on election of directors or any other matter.

How many shares must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the 2024 Annual Meeting is necessary to constitute a quorum for the transaction of business.

What matters will be voted on at the meeting?

There are four matters to be considered at the meeting, as follows:

1.	Election of eight directors to serve until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualify;

2.	An advisory vote to approve the compensation paid to our named executive officers, also referred to as the “say-on-pay” vote;

3.	Approval of proposed amendments to the Company’s Amended and Restated Articles of Incorporation to provide shareholders the right to unilaterally amend the Company’s Amended and Restated By-Laws; and

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

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How are votes counted?

All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with the instructions of the voting shareholders.

Brokers are not entitled to exercise discretion to vote shares on any of the matters to be voted on at the meeting other than the ratification of the appointment of the auditor, unless the shareholder gives voting instructions to the broker.  Accordingly, if you hold your shares in “street name” and wish your shares to be voted by your broker on the election of directors, the say-on-pay vote, or the proposal to amend the Company’s Amended and Restated Articles of Incorporation, you must give your broker voting instructions.

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares. Except as set forth below, abstentions and broker non-votes will not count as votes cast on the proposals and will not affect the outcome of the votes.

Proposal		Vote Required
1	Election of directors

The election of director nominees will be determined by a plurality of the shares voting on such election, which means that the director nominees receiving the most FOR votes will be elected up to the maximum number of directors to be elected at the 2024 Annual Meeting.

2	Say-on-pay vote	More votes are cast FOR than AGAINST.
3	Amendments to the Company’s Amended and Restated Articles of Incorporation

Must receive the affirmative vote of at least three-fourths (3/4) of the outstanding shares of the Company’s common stock. Abstentions and any broker non-votes will have the same effect as votes cast AGAINST the proposal.

4	Ratification of auditors	More votes are cast FOR than AGAINST.

With respect to the election of directors, although there is a plurality voting standard, our Amended and Restated By-laws (the “By-Laws”) provide that in an uncontested election, any incumbent director nominee who does not receive more FOR votes than WITHHOLD votes must tender his or her resignation as a director to the Board of Directors (the “Board”), subject to acceptance by the Board. The Nominating and Governance Committee of the Board will consider any resignation tendered under this policy and will recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the shareholder director election, and will promptly issue a press release regarding its decision. If the resignation is not accepted, the director shall continue to serve until the 2025 Annual Meeting of Shareholders and until his or her successor has been elected and qualified, or unless he or she is removed, resigns, dies, or becomes so incapacitated he or she can no longer perform any of his or her duties as a director.

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How can I vote my shares without attending the meeting?

Whether you hold your shares directly as a registered shareholder or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you can vote your shares by granting a proxy via the Internet, over the telephone, or by mailing your signed proxy card. If you hold your shares in street name, your broker, bank, or other nominee will provide you with materials and instructions on voting your shares.

How do I vote my shares at the meeting?

Proof of stock ownership and some form of government-issued, photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned our common stock as of the close of business on January 19, 2024, are entitled to attend the meeting.

●	If you are a shareholder of record, you must bring some form of government-issued, photo identification to be admitted to the meeting. You may vote your shares in person at the meeting by completing a ballot at the meeting.

●	If your shares are held in street name, you must request a legal proxy from your broker, bank, or other nominee that holds your shares. If you do not obtain a legal proxy from your broker, bank, or other nominee, you will not be entitled to vote your shares at the meeting, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on January 19, 2024.

Even if you currently plan to attend the 2024 Annual Meeting, we recommend that you vote by proxy in advance of the meeting, either via the Internet, by telephone, or by mail, so that your vote will be counted if you later decide not to, or cannot, attend the meeting.

What can I do if I change my mind after I submit my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Corporate Secretary, (2) timely submitting a later-dated proxy via the Internet, by telephone, or by mail, or (3) attending the meeting and voting in person.

If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank, or other nominee holder. In the alternative, you may vote at the 2024 Annual Meeting if you have obtained a legal proxy issued by your broker, bank, or other nominee as described above.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

●	FOR the election of the eight nominees as directors.

●	FOR the say-on-pay vote.

●	FOR the proposed amendments to the Company’s Amended and Restated Articles of Incorporation.

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

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How would my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

●	FOR the election of the eight nominees as directors.

●	FOR the say-on-pay vote.

●	FOR the proposed amendments to the Company’s Amended and Restated Articles of Incorporation.

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

What is the effect of the say-on-pay vote?

The say-on-pay vote is advisory and not binding on the Company, the Board, or the Compensation Committee. We could, if the Board or the Compensation Committee concluded it was in our best interests to do so, choose not to follow or implement the outcome the say-on-pay vote. However, as was the case with the results of the say-on-pay vote at prior Annual Meetings of Shareholders, we expect that the Compensation Committee and the Board will consider the outcome of the votes when making future compensation decisions for our named executive officers.

What happens if additional matters are presented at the 2024 Annual Meeting?

We know of no other matters other than the items of business described in this proxy statement that will be presented at the 2024 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our By-Laws.

Who will count the votes?

Our Corporate Secretary will count the votes.

Can I review the list of shareholders entitled to vote at the meeting?

A list of shareholders entitled to vote at the meeting will be available for inspection by shareholders of record at the meeting, and for five business days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our offices at One Technology Way, Indianapolis, Indiana 46268. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of preparing, assembling, and mailing this proxy statement and form of proxy. We will also request that banks, brokers, and other holders of record send the proxy materials to, and obtain proxies from, beneficial owners, and will reimburse them for their reasonable expenses in doing so.

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Is this proxy statement the only way that proxies are being solicited?

Our directors, officers, and other employees may also solicit proxies personally by telephone, facsimile, electronic mail, personal contact, or otherwise. They will not be specifically compensated for doing so.

Can I receive future proxy statements and annual reports electronically?

Yes.  If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports, and other shareholder communications by following the instructions on the proxy card to vote using the Internet and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.  You may also contact our Transfer Agent, Computershare Investor Services, by calling (781) 575-2879 or toll-free at (877) 282-1169, or by writing regular mail to:  Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006.  If your shares are held beneficially in street name, please contact your bank, broker, or other nominee, and ask about the availability of electronic delivery.

Are you planning on making the proxy materials only available by Internet this year, unless paper copies are requested?

No.  Although many public companies mail a notice to their shareholders so they can provide proxy materials through the Internet, we have elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all our shareholders, unless otherwise previously requested by the shareholder.  Our proxy materials and Annual Report on Form 10-K are also available via the Internet at www.hurco.com/proxymaterials. We may decide not to use the “full set delivery” option in the future; however, you will still have the right to request a free set of proxy materials by mail.

Are you planning on making the 2024 Annual Meeting available virtually this year?

Consistent with historical practice, at this time, we plan to host the 2024 Annual Meeting solely in person. However, the health, safety, and well-being of our shareholders, employees, directors, and other attendees is of the utmost importance to us. Therefore, if public health or other considerations make an in-person format unsafe, impractical, or otherwise undesirable, we may choose to modify our plans and, instead, host the meeting in a virtual format only. If we do so, we will file and deliver notice thereof, including instructions to pre-register for, and attend, the virtual meeting, in accordance with all applicable legal requirements.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Board currently consists of eight members. The Board, acting on the recommendation of our Nominating and Governance Committee, has nominated the eight individuals identified below for election as directors. Each of the nominees is currently a director. No fees were paid to any third parties to identify or evaluate potential nominees. Unless authority is specifically withheld, the shares being voted by proxy will be voted in favor of each of these nominees. Each nominee who is elected will serve for a term of one year, which expires at our next Annual Meeting of Shareholders or such later date as his or her successor has been elected and qualified. Proxies cannot be voted for a greater number of persons than eight, which is the number of nominees named in this proxy statement.

If any of these nominees becomes unable to serve, we expect that the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board may recommend. Each of the nominees has consented to being named in this proxy statement and to serve if elected. The Board knows of no reason why any of the nominees would be unable to serve.

Director Nominees

The names of the persons who are nominees for election and their current positions and offices with Hurco, if any, are set forth below. There are no family relationships among any of our directors or officers.

Nominees	Positions and Offices Held with Hurco
Thomas A. Aaro	Director
Michael Doar	Executive Chairman and Director
Cynthia Dubin	Director
Timothy J. Gardner	Director
Jay C. Longbottom	Director
Richard Porter	Director
Janaki Sivanesan	Director
Gregory S. Volovic	President, Chief Executive Officer, and Director

Thomas A. Aaro, age 66, has been a member of the Board since March 2015. From 2002 to 2017, Mr. Aaro was the founder and Managing Partner of BlueBlack LLC, an independent integrated/shopper marketing agency that provides strategic and promotional consulting, training, and implementation services to consumer-packaged goods (“CPG”) companies, marketing agencies, marketing services, and digital marketing companies. Previously, he served as the Partner/Chief Executive Officer of Marketing Drive-MGR, an integrated promotional marketing agency and as Chief Marketing Officer/Consultant for a number of technology-oriented companies, including Supermarkets Online, a division of Catalina, a CPG internet savings site, and Wavetel, a startup wireless Internet Service Provider in North Carolina.

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Mr. Aaro brings to our Board extensive knowledge of marketing and entrepreneurship. His over 30 years of experience leading marketing strategy for numerous CPG and technology companies and experience as an entrepreneur provides valuable insight to our Board.

Michael Doar, age 68, has been a member of the Board since 2000. Mr. Doar was elected Chairman of the Board and appointed our Chief Executive Officer (“CEO”) in fiscal year 2001, a position he held until March 2021, when he transitioned to the role of Executive Chairman. Mr. Doar also served as our President from November 2009 to March 2013. Prior to joining Hurco, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business, having previously held various management positions with Ingersoll International from 1989. Mr. Doar also serves as a director of Twin Disc, Incorporated (“Twin Disc”), a manufacturer of marine and heavy duty off-highway power transmission equipment, and currently serves on Twin Disc’s Nominating & Governance and Compensation & Executive Development Committees.

Mr. Doar led Hurco for more than 20 years. As our current Executive Chairman and former CEO, Mr. Doar brings to our Board his in-depth knowledge of our business, strategy, people, operations, competition, and financial position.

Cynthia Dubin, age 62, has been a member of the Board since March 2019. Ms. Dubin is an experienced chief financial officer and board director. In February 2019, Ms. Dubin was appointed to the board of the U.K. Competition and Markets Authority (“CMA”) and is currently the Chair of its Nominations Committee and Audit and Risk Assurance Committee. The CMA is a non-ministerial government department in the United Kingdom, responsible for strengthening business competition and preventing and reducing anti-competitive activities. Since December 2020, Ms. Dubin has also served as a director for ICE Futures Europe, an exchange for futures and options contracts for crude oil, interest rates, equity derivatives, natural gas, power, coal, emissions, and soft commodities, and is currently also the chair of its Risk and Audit Committee. From May 2021 to August 2023, Ms. Dubin served as a director, Chair of the Audit Committee, and member of the Compensation Committee for Franchise Group, Inc. Franchise Group is a holding company for a franchising platform for an increasingly diverse collection of market-leading and emerging brands. From September 2020 through November 2022, Ms. Dubin served as a director, Chair of the Audit Committee, and a member of the Remuneration and Nomination Committees of Synthomer plc, a U.K. publicly-traded chemicals manufacturer specializing in aqueous polymers. From 2015 to September 2020, she served on the Board of Directors of Babcock & Wilcox Enterprises, Inc. (“B&W”), a NYSE-listed global provider of advanced energy and environmental technologies for the power and industrial markets with operations, subsidiaries, and joint ventures worldwide. During that time, she also served as Chair of B&W’s Audit Committee and a member of its Governance Committee. Ms. Dubin also served as the CFO of Pivot Power LLP, an emerging leader in power storage and electric vehicle infrastructure in the U.K., from August 2018 to March 2019; as CFO of JKX Oil & Gas Ltd. (“JKX”) from 2011 to 2016; and CFO for Canamens Ltd. (“Canamens”) from 2006 to 2011. JKX and Canamens are London Stock Exchange listed and private equity-backed oil and gas exploration and production companies, respectively. Additionally, Ms. Dubin was European CFO for Edison Mission Energy, a builder, owner, and operator of large-scale power generation projects, and started her career as a project finance banker with Irving Trust Company.

Ms. Dubin brings to our Board thorough knowledge and understanding of complex international corporate finance, mergers and acquisitions, capital markets, and risk management and oversight.

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Timothy J. Gardner, age 68, has been a member of the Board since March 2017. A seasoned leader in industrial and international manufacturing operations, from 2016 to March 2021, Mr. Gardner served as the Managing Director of Akoya Capital (“Akoya”), responsible for leading Akoya’s industrial product sector. From 2015 to December 2020, Mr. Gardner also served as a Senior Advisor for Pritzker Private Capital (“Pritzker”) and a board member of LBP Manufacturing, a packaging company acquired by Pritzker. From 2009 to 2014, Mr. Gardner served as the Executive Vice President of Illinois Tool Works (“ITW”) and led ITW’s consumer products segment, a $1.6 billion business focused on packaging and specialty decorating. Between 1997 and 2009, Mr. Gardner held various leadership positions within ITW.

Mr. Gardner brings to our Board extensive leadership experience in industrial and international manufacturing operations, as well as extensive knowledge and experience in finance and acquisitions and divestitures. During his tenure at ITW, Mr. Gardner led ten acquisitions and four divestitures and managed multiple division and group financial controllers.

Jay C. Longbottom, age 70, has been a member of the Board since March 2015. Mr. Longbottom is currently an Operating Partner of the BERKS Group, a privately held investment initiative, a position he has held since 2018. Previously, from 2013 to 2017, Mr. Longbottom was CEO of Robert Family Holdings (“RFH”), a privately-held company that manages a portfolio of specialty manufacturers, was a board member of RFH from 2008 to 2017, and served as RFH’s Audit Committee Chair from 2008 to 2013. For one year prior to his RFH tenure, Mr. Longbottom served as CEO of Trostel, LLC, a rubber products company. Additionally, from 2002 to 2012, Mr. Longbottom was an executive of Haldex AB, a Swedish, publicly-traded, company that provides proprietary and innovative solutions to improve safety, vehicle dynamics, and environmental sustainability in the global commercial vehicle industry. Mr. Longbottom served as the CEO and President of Haldex AB from 2011 to 2012. Prior to 2011, he was the Executive Vice President and Head of the Commercial Vehicle Systems Division and the President of the Hydraulics Division of Haldex Group.

Mr. Longbottom brings to our Board significant knowledge in finance, mergers and acquisitions, and international manufacturing operations. His experience as a CEO of a Swedish, publicly-traded, company is especially relevant to understanding regulations and capital market requirements. Mr. Longbottom also currently serves as a director of two privately-held companies, was a director of RFH for nine years, and has served as a director for a number of international companies.

Richard Porter, age 68, has been a member of the Board since 2012. Mr. Porter has managed a private equity portfolio of manufacturing companies since 2007. Previously, he was President of CB Manufacturing, a cutting tool company, and President of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International.

Mr. Porter brings to our Board extensive experience in the machine tool industry, particularly in product and contract manufacturing. Mr. Porter also has experience serving on the boards of a number of private companies with annual revenues ranging from approximately $40 million to $480 million.

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Janaki Sivanesan, age 52, has been a member of the Board since 2008. Ms. Sivanesan is a practicing attorney and founding principal of a private equity firm focused on middle-market investments.  She previously served as a partner at a large, New York law firm.  She was admitted to the bars of the States of New York and Georgia in 2007 and 1996, respectively.  Since 2020, Ms. Sivanesan has also served as a director of Essential Properties Realty Trust, Inc., a publicly-traded real estate investment trust that acquires, owns, and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. Ms. Sivanesan has experience in a wide range of corporate transactions, from mergers and acquisitions to corporate finance, including private debt, equity investments, and venture capital transactions.  Ms. Sivanesan also has experience in cross-border transactions related to manufacturing and outsourcing and is particularly knowledgeable with respect to business operations in India. Ms. Sivanesan served as the General Counsel and Chief Compliance Officer of Hayfin Capital Management, LLC (formerly known as Kingsland Capital Management, LLC), from 2011 to 2018, and has been self-employed as an attorney in private practice since 2009.

Ms. Sivanesan provides to the Board and Audit Committee thorough knowledge and understanding of complex legal and capital markets transactions, as well as corporate mergers and acquisitions.

Gregory S. Volovic, age 60, has been a member of the Board since March 2019. He has been employed by us since March 2005, was appointed as our President in March 2013, and served as our Chief Operating Officer from March 2019 until he was appointed as our CEO in March 2021. Mr. Volovic oversees all of Hurco’s operations, including worldwide sales, service, end-to-end management of research and development, new product development activities, and operational initiatives. He has held various positions within Hurco, most recently Executive Vice President, Software and Engineering, before becoming President in 2013. Prior to joining Hurco, Mr. Volovic led the advanced manufacturing equipment development program for the CRT division of RCA/Thomson and the worldwide development of Information Technology (IT) and E-business/Knowledge Management technologies. He also held various positions within Thomson, including Director of E-Business, Engineering, and Information Technology. Mr. Volovic started his career as a software developer for Unisys Corporation, where he was a Linux programmer. Mr. Volovic also serves on the boards of two private industrial and manufacturing companies and is a board member of the Association of Manufacturing Technology (AMT).

Mr. Volovic brings to our Board his significant knowledge of the machine tool industry, as well as his experience and understanding of our technologies, product development, business strategies, people, and operations. Mr. Volovic also provides leadership and vision for the development and execution of our strategic plans and the achievement of our business goals and objectives.

Board Diversity, Director Experience and Qualifications, and Board Composition

While neither the Board nor the Nominating and Governance Committee has a separate formal written policy regarding director diversity, each body considers the diversity of backgrounds and experience when selecting nominees for director election and in evaluating Board composition and performance. Not only has this informal approach to the promotion of diversity resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but, as indicated in the following charts, it has also resulted in a group of director nominees possessing diversity of thought, perspective, experience, and backgrounds.

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Director Experience & Qualifications
	Thomas A. Aaro	Michael Doar	Cynthia Dubin	Timothy J. Gardner	Jay C. Longbottom	Richard Porter	Janaki Sivanesan	Gregory S. Volovic
Public Company Board		X	X				X
Public Company Executive		X	X	X	X			X
Manufacturing Industry	X	X	X	X	X	X		X
International Business / Global Operations		X	X	X	X	X	X	X
Risk Management	X	X	X				X
Financial Analysis / Accounting	X	X	X	X	X	X	X
Information Technology / Cyber Security								X
Project Management	X	X	X	X	X	X		X
Environmental Sustainability		X	X	X	X
Sales & Marketing	X	X	X	X	X	X	X	X
Supply Chain / Logistics	X			X	X	X		X
Strategic Planning	X	X	X	X	X	X	X	X
Government Relations, Public Policy or Regulatory			X	X
Mergers & Acquisitions / Business Development		X	X	X	X	X	X	X
Talent Management		X		X	X	X		X

Board Diversity Matrix
	As of January 29, 2024
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	6	--	--
Part II: Demographic Background
Asian	1	--	--	--
White	--	7	--	--

In further demonstration of the value the Board places on diversity, it also considers the diversity of background and experience when appointing our executive officers. To that end, and as indicated in the chart below, our executive officer team is a diverse group of individuals representative of both Hurco’s global footprint and the communities in which we operate.

Officer Diversity Matrix
	As of January 29, 2024
Total Number of Executive Officers	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Executive Officers	2	3	--	--
Part II: Demographic Background
Asian	1	--	--	--
White	--	3	--	--
Two or More Races or Ethnicities	1	--	--	--

The Board of Directors recommends a vote “FOR” each of the nominees for director.

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CORPORATE GOVERNANCE

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. The Board or one of its committees periodically reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board, and our Code of Business Conduct and Ethics, and amends them as appropriate to reflect new policies or practices.

Board Leadership Structure

Our Board is currently led by our Executive Chairman, Mr. Doar. Mr. Doar has held this position since March 2021. Prior to transitioning to the role of Executive Chairman, Mr. Doar served as our Chairman and CEO since 2001. Therefore, he has experience in leading the Company through a range of changes in business environments and has vast institutional knowledge about our business, industry, and people.

The Board regularly reevaluates our Board leadership structure and succession planning and may determine that a different leadership structure is appropriate in the future. The Board currently believes that it is most efficient and effective for an executive officer of the Company to serve as Executive Chairman of the Board. Assumption of the Chairman role by an executive officer facilitates continuous and broad Board access to, and communication with, the CEO, management team, and the Company’s outside advisors. It also promotes responsibility and accountability, effective decision-making, and a cohesive corporate strategy. Our Board possesses considerable experience and knowledge of the challenges and opportunities that we face as a company. We feel the Board is well qualified to evaluate our current and future needs and to assess how the capabilities of our senior management can be most effectively organized to meet those needs.

Our Board currently has six independent directors. We have three standing committees, and one of our independent directors serves as our Presiding Independent Director. The independent directors have designated Mr. Porter to serve as Presiding Independent Director. The Presiding Independent Director oversees executive sessions of the independent directors and plays an active role in setting Board agendas and facilitating interactions between the independent directors, on the one hand, and the full Board or management, on the other. The Board evaluates the appropriateness of its leadership structure on an ongoing basis and may change it as circumstances warrant. We believe that each of these measures counterbalances any risk that may exist in having Mr. Doar serve as both an executive employee of the Company and as Executive Chairman of the Board. For these reasons, our Board believes this leadership structure is effective for our company.

Board Role in Risk Oversight

Our Board regularly receives reports from our CEO and other members of our senior management team regarding areas of significant risk to us, including strategic, operational, financial, legal, regulatory, and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of counsel and other advisors, has established functions that focus on particular risks, such as legal matters, regulatory compliance, treasury management, research and development, cyber security, supply chain, and quality control, and has developed a comprehensive and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.

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Our Board’s role is primarily one of oversight. Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy.  Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee.  The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting, and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer (“CFO”), external auditors, internal auditors, legal counsel, and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation, and material accounting changes or proposed audit adjustments that could affect our financial statements.  Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities.  The Audit Committee members, as well as all other directors, have access to our CFO, internal auditors, and any other member of our management for discussions between meetings, as warranted.  The Audit Committee provides reports to the full Board on risk-related items.

The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed below in the Executive Compensation section of this proxy statement.

Director Independence and Board Meetings

The Board has determined that each of our non-employee directors – Mr. Aaro, Ms. Dubin, Mr. Gardner, Mr. Longbottom, Mr. Porter, and Ms. Sivanesan – is “independent” as defined by the listing standards of The Nasdaq Stock Market (the market in which our common stock trades), or Nasdaq, and the director independence rules of the Securities and Exchange Commission, or SEC.  The Board has affirmatively determined that none of the persons who served as independent directors during fiscal year 2023 has any relationship with us that would impair their independence.

Directors are expected to attend Board meetings, meetings of committees on which they serve, and our Annual Meeting of Shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board held five meetings during fiscal year 2023. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal year 2023. All incumbent directors and director nominees, as of that date, attended our 2023 Annual Meeting of Shareholders.

Board Committees and Committee Meetings

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The members of the committees, as of the date of this proxy statement, are identified in the following table.

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Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Thomas A. Aaro	X
Michael Doar
Cynthia Dubin	X
Timothy J. Gardner		Chair	X
Jay C. Longbottom		X	X
Richard Porter		X	Chair
Janaki Sivanesan	Chair
Gregory S. Volovic

Audit Committee

The Audit Committee oversees our accounting, financial reporting, and internal audit activities. It appoints our independent registered public accounting firm and meets with that firm, our internal audit team, and our CFO to review the scope, cost, and results of our annual audit and to review our internal accounting controls, policies, and procedures. The Report of the Audit Committee is included on page 65 of this proxy statement.

All members of the Audit Committee are “independent” as such term is defined for audit committee members under the Nasdaq rules and SEC Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has determined that each of Ms. Dubin and Ms. Sivanesan qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

The Audit Committee held six meetings during fiscal year 2023.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation of our officers and managers and guidelines for the general wage structure of our entire workforce. The Compensation Committee also oversees the administration of our employee benefit plans and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement. In determining the compensation of the executive officers other than our CEO and Executive Chairman, the Compensation Committee considers the recommendations of the CEO. The Report of the Compensation Committee is included on page 41 of this proxy statement.

All members of the Compensation Committee are “independent” as such term is defined for compensation committee members under the Nasdaq rules and SEC Rule 10C-1 promulgated under the Exchange Act.

The Compensation Committee held five meetings during fiscal year 2023.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

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Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was, at any time during fiscal year 2023, or at any other time before fiscal year 2023, an officer or an employee of the Company. In addition, none of the members of the Compensation Committee was involved in a relationship requiring disclosure as an interlocking executive officer or director under Item 407(e)(4) of Regulation S-K of the Exchange Act.  None of our executive officers served as a member of the Compensation Committee at any time during or before fiscal year 2023.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members, maintains our Corporate Governance Principles and Code of Business Conduct and Ethics, leads the Board in an annual self-evaluation, recommends members and chairs for each standing committee, and determines and evaluates succession plans for our CEO.

All members of the Nominating and Governance Committee are independent directors as defined by Nasdaq rules.

The Nominating and Governance Committee held four meetings during fiscal year 2023.

The Nominating and Governance Committee is responsible for identifying potential Board members or nominees. The Nominating and Governance Committee considers the diversity of backgrounds and experiences of director candidates when identifying director nominees and evaluating the Board’s composition and performance. The Nominating and Governance Committee also examines the following qualifications and skills of director candidates, among other things: their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, and the needs of the Board for certain skills or experiences. The Nominating and Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

The Nominating and Governance Committee will consider candidates for director who are recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Corporate Secretary at One Technology Way, Indianapolis, Indiana 46268, who will forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for Board service and contact information for the shareholder and the candidate.

A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Governance Committee must comply with the advance notice and informational requirements set forth in our By-Laws, which are more fully explained later in this proxy statement under “Shareholder Proposals for our 2025 Annual Meeting.”

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.hurco.com/investors under “Corporate Governance.”

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Shareholder Communications

The Board has implemented a process whereby shareholders may send communications to its attention. The process for communicating with the Board is set forth in our Corporate Governance Principles, which are available on our website at www.hurco.com/investors under “Corporate Governance.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, executive officers, and employees, including our principal executive officer and principal financial officer. If we grant any waiver to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such waiver in a Current Report on Form 8-K that we will file with the SEC or on our website at www.hurco.com/investors under “Corporate Governance.” A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com/investors under “Corporate Governance.” We will disclose any amendments or updates to our Code of Business Conduct and Ethics by posting such amendments or updates on our website.

Certain Relationships and Related Person Transactions

Under our Code of Business Conduct and Ethics, which is available on our website at www.hurco.com/investors under “Corporate Governance,” our directors, officers, and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest, unless such business dealings have been disclosed to, and approved by, our Audit Committee.

Further, under our Audit Committee’s charter, which is available on our website at www.hurco.com/investors under “Corporate Governance,” our Audit Committee must review and approve all related person transactions in which any director, director nominee, executive officer, or significant shareholder of the Company, or any of their immediate family members, has a direct or indirect material interest.

During fiscal year 2023, we sold a machine for approximately $499,000 to a company in which Mr. Doar is a beneficial owner of more than 10% of its equity and in which Mr. Doar’s son is an officer. The machine was sold in the ordinary course of business at pricing, and on other terms, generally available to all direct customers of the Company.

We had no related person transactions during fiscal year 2022.

Environmental, Social, and Governance Matters

Our Board has adopted an Environmental, Social, and Governance Policy (the “ESG Policy”), which is both set forth immediately below and available on our website at www.hurco.com/investors under “Corporate Governance.”

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Hurco Companies, Inc. (“Hurco,” “we,” “us,” or “our”) believes that: (1) business, at its best, serves the public good, improves the quality of peoples’ lives, and leaves the world a better place; (2) it is an inherent and critical component of sound corporate citizenship to be responsive to environmental, social, and governance-related (“ESG”) matters that directly impact our business, industry, stakeholders, and the communities in which we operate; (3) as a global, industrial technology company, we are in a unique position to help address a variety of ESG issues; and (4) profitable growth and meaningful responsiveness to ESG matters are not mutually exclusive.

Accordingly, Hurco is committed to being responsive to ESG matters that are important to our business and stakeholders, including our customers, employees, shareholders, business partners, and the communities in which we operate. We are dedicated to operating our business with integrity; being responsible fiscal and environmental stewards; maintaining a diverse, inclusive, and caring culture with an emphasis on employee safety, development, and wellbeing; and having strong corporate governance practices that foster principled actions, informed and effective decision-making, appropriate monitoring of our compliance and performance, and accountability. To that end, our Board of Directors has direct oversight of our ESG strategy and its implementation.

We believe Hurco’s approach in addressing ESG matters should be thoughtful, proactive, practical, and risk-based – with priority given to ESG issues that are both material to our business and otherwise aligned with our corporate strategies. Through our business activities, we want to be economically successful and create value for society. In that regard, Hurco will strive to evaluate and respond to ESG issues in a manner that is intended to create long-term value both for our stakeholders and for our business. More specifically, we will aim to focus on ESG initiatives that we believe are the most impactful to both and that will make Hurco a better company.

Our Board has direct oversight over ESG matters pertaining to the Company. In addition, the Charter of the Nominating and Governance Committee requires that committee to periodically review the Company’s environmental, social, and sustainability programs, initiatives, and policies, and such committee may make recommendations to the Board and/or our management regarding the same, to the extent the committee determines such recommendations are justified, in each case after taking into account the interests of all of the Company’s stakeholders, including shareholders. A copy of the charter of the Nominating and Governance Committee is available on our website at www.hurco.com/investors under “Corporate Governance.”

We also believe that all companies have a responsibility to respect human rights. In recognition of the foregoing, our Board has adopted a Human Rights Policy representing the Company’s public expression of (1) its commitment to respect internationally recognized fundamental human rights standards and (2) its belief that all human beings should be treated with dignity, fairness, and respect. A copy of the Company’s Human Rights Policy is available at our website at www.hurco.com/investors under “Corporate Governance.”

Through our Supplier Code of Conduct, we communicate our expectation that our suppliers, vendors, and other supply chain partners adhere to certain standards related to corporate integrity, fair and ethical business practices, responsible product sourcing, and the safety and wellbeing of workers across our global supply chain. A copy of our Supplier Code of Conduct is also available on our website at www.hurco.com/investors under “Corporate Governance.”

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Below are just a few representative examples demonstrating Hurco’s commitment to ESG matters:

●	Commitment to fostering a strong corporate culture that promotes high standards of ethics and compliance for our businesses, including policies that set forth principles to guide employee, officer, director, and vendor conduct, such as our Code of Business Conduct and Ethics, ESG Policy, Human Rights Policy, and Supplier Code of Conduct.

●	Commitment to the development, training, and maintenance of a skilled manufacturing and machinist workforce to support advancements in manufacturing technology and the industries it serves, including the donation and/or consignment of our products and software to educational organizations, trade schools, or other public-private partnerships. For example, in 2020, we created and implemented the Hurco Apprenticeship Program, a robust advanced manufacturing apprenticeship program aimed at educating and training the next generation of skilled machinists, advanced manufacturing skilled labor, and automation specialists.

●	Developing software, hardware, and product design enhancements that have the potential to reduce the amount of power or energy required by end users to produce parts. More specifically, our software enhancements, such as UltiMotion, and product design changes have significantly reduced the amount of power required by a Hurco machine tool to produce similar parts over time. By way of example, an internal Hurco study found that, assuming consistent levels of part geometry, finishing, and quality for the same production operation, a 2023 VMX42 requires approximately 28% less power (i.e., 7,049 kWh/a) than a 2011 VMX42 (i.e., 9,756 kWh/a) to produce the same part.

●	Maintenance of a whistleblower policy providing for the confidential reporting of any suspected policy violations or unethical business conduct on the part of our businesses, employees, officers, directors, or vendors and the provision of training and education to our global workforce with respect to our Code of Business Conduct and Ethics and anti-corruption and anti-bribery policies.

●	Commitment to the development and fair treatment of our global workforce, including generous healthcare and benefit programs for our employees, equal employment opportunity hiring practices and policies, anti-harassment, workforce safety, and anti-retaliation policies, and tuition-reimbursement for qualifying continuing educational expenses.

●	Commitment to supporting charitable organizations that support the communities in which we operate our business and/or that promote ESG matters. For example, in 2022 and 2023, we partnered with One Tree Planted® and donated funds to plant one tree for every machine sold by the Company during those periods.

●	Promoting the acceptance of emerging and clean technologies that support environmental sustainability – for example, by (1) increasing the number of electric vehicles that operate as part of our owned or leased automobile sales and service fleets and installing electric vehicle charging stations at several of our locations to promote the use of such automotive technology by our workforce, more generally; and (2) installing LED or other energy efficient lighting sources at our corporate headquarters, corporate warehousing and manufacturing facilities, and several of our international subsidiaries’ locations.

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●	Fostering environmental awareness and education, including evaluating our products and supply chain for conflict minerals and holding our suppliers to high quality standards, our Code of Business Conduct and Ethics and our Supplier Code of Conduct.

●	Commitment to provide safe and high-quality products and services that meet customer and regulatory requirements and to demonstrate continuous improvement, including ISO 9001 certification.

●	Commitment to an inclusive and diverse workforce and environment that is representative of our global footprint and the communities in which we operate at all levels of the organization, including the composition of our Board, our executive officers, managerial positions, and global workforce. See section titled “Proposal 1. Election of Directors” for more information about the diversity of our Board and executive officers.

●	Inclusion of ESG-related metrics as strategic objectives in the short-term executive compensation arrangements for all named executive officers for fiscal years 2022 through 2024.

●	Appointment in fiscal year 2023 of a senior leader to serve in a new independent and dedicated ESG role and creation of an ESG Task Force focused on employee-led ESG initiatives.

●	Amendment of the Company’s governance documents to incorporate feedback received from shareholders or other emerging best corporate governance practices, including a new Hurco Companies, Inc. Insider Trading Policy, a new Hurco Companies, Inc. Executive Compensation Recovery Policy, updates to all charters of Board standing committees, and the proposed amendment of the Company’s Amended and Restated Articles of Incorporation to provide shareholders the right to unilaterally amend the By-Laws.

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PROPOSAL 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The second proposal to be considered at the 2024 Annual Meeting is the advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion following the compensation tables), also known as the say-on-pay vote. Consistent with the preference expressed by shareholders at the 2011, 2017, and 2023 Annual Meetings of Shareholders, we have been conducting say-on-pay votes on an annual basis.

The Compensation Discussion and Analysis beginning on page 20 of this proxy statement describes our executive compensation program, in detail, and explains the philosophy of the program, the elements of compensation, and the factors considered by the Compensation Committee in determining the compensation of our named executive officers for fiscal years 2023 and 2024.

At our 2023 Annual Meeting of Shareholders, approximately 82% of the votes cast on the annual say-on-pay vote were voted to approve the proposal. That relatively strong support level followed the approximately 99% of votes cast in favor of the say-on-pay proposal at each of our 2021 Annual Meeting of Shareholders and 2022 Annual Meeting of Shareholders. The Compensation Committee believes that the consistently high levels of shareholder support at those meetings indicate that our executive compensation program is aligned with market practices and generally meets shareholders’ expectations.

Accordingly, the Board of Directors recommends that our shareholders vote FOR the following resolution at the 2024 Annual Meeting:

“Resolved, that the compensation paid to Hurco Companies, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement, is approved.”

Because it is advisory, the results of the say-on-pay vote are not binding upon the Board or the Compensation Committee. However, as was the case with the results of the say-on-pay vote at prior Annual Meetings of Shareholders, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote “FOR” the advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section and the tables that follow it provide information regarding our compensation program and practices as they relate to our “named executive officers,” which consist of the following officers for fiscal year 2023:

●	Gregory S. Volovic, our President and Chief Executive Officer;
●	Michael Doar, our Executive Chairman;
●	Sonja K. McClelland, our Executive Vice President, Treasurer, and Chief Financial Officer;
●	HaiQuynh Jamison, our Corporate Controller and Principal Accounting Officer; and
●	Jonathon D. Wright, our General Counsel and Corporate Secretary.

We currently do not have any executive officers who are not also named executive officers.

In March 2021, we announced that, in connection with our long-term succession planning strategy, Michael Doar would transition from the role of CEO to the position of Executive Chairman. In that capacity, Mr. Doar has continued to serve as an executive officer and director of the Company and has focused on growth and acquisition plans; corporate governance and sustainability; board development and engagement; managerial succession planning; and other critical strategic initiatives. In connection with Mr. Doar’s transition to Executive Chairman, the Board appointed Gregory S. Volovic (then President and Chief Operating Officer) as the Company’s President and CEO.

Also in March 2021, the Board appointed HaiQuynh Jamison as the Company’s Corporate Controller. In that capacity, Ms. Jamison has since served as our principal accounting officer. At that time, we also announced that Jonathon D. Wright, then the Company’s General Counsel and Assistant Secretary, had been appointed General Counsel and Corporate Secretary. Ms. McClelland, who was the Company’s principal accounting officer and Corporate Secretary immediately prior to such appointments, has continued to serve in her roles as Executive Vice President, Treasurer, and CFO.

We believe the overall construct of our executive compensation programs and practices, in addition to strong management and internal communication, have contributed to the ability to have successful internal succession planning.

The responsibilities of the Compensation Committee of the Board (referred to as the Committee in this section) include administering our compensation programs and approving or ratifying all compensation-related decisions for the named executive officers.

Philosophy

The goals of our executive compensation program are to foster the creation of shareholder value while, at the same time, motivating and retaining managerial personnel. Our executive compensation program has been designed to hold executives accountable for the financial and operational performance of the Company, as well as to reflect the value of the Company’s stock. Therefore, a substantial amount of an executive’s compensation is at risk and tied to the performance of the Company on both a short-term and long-term basis. Our compensation program includes the use of Company common stock and stock ownership guidelines that serve to align the interests of our executives with the interests of our shareholders. Our compensation program is designed to reward executives at levels comparable to our peers to promote fairness and success in attracting and retaining executives. We believe that our compensation program does not promote excessive risk-taking and various elements of our policies that are in place (such as capped incentive opportunities, stock ownership guidelines, recoupment policies, and governance processes) serve to mitigate excessive risk. Any written employment agreements with our named executive officers that provide for a change in control severance benefit have a “double-trigger” (i.e., requires both a change in control and termination of the executive’s employment in order to receive that benefit).

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Fiscal Year 2023 Overview

We are an industrial technology company that designs, produces, and sells computerized machine tools. Our strategic plans focus on market expansion to reach more customers with more products on a global basis. We have made five acquisitions since 2013, and the products we have added through these acquisitions have given us more advanced products with significant improvements in our machine tool accuracy and precision, allowed us to seek higher productivity in complex manufacturing environments, provided automation for machine tending solutions, and minimized dependencies associated with volatilities from economic and geographic cyclicality. While the Hurco-branded computer control systems have been, and continue to be, our premium flagship product line, we have added other products to our portfolio that provide product diversity and market penetration opportunity priced from entry-level to high performance serving a variety of different industries. We have not changed our overall strategy to design, manufacture, and sell a comprehensive line of computerized machine tools; rather, we have enhanced this strategy through growth both organically and through acquisitions in an effort to attain long-term stability and profitability.

During fiscal year 2023, our sales and service fees were $227.8 million, a decrease of $23.0 million, or 9%, compared to fiscal year 2022 and included an unfavorable currency impact of $2.4 million, or 1%, when translating foreign sales to U.S. Dollars for financial reporting purposes.  Sales decreased year-over-year due primarily to a decreased volume of shipments of higher-performance Hurco, Takumi, and Milltronics machines across Europe, Asia Pacific, and the Americas.  For fiscal year 2023, we reported net income of $4.4 million, or $0.66 per diluted share, compared to net income of $8.2 million, or $1.23 per diluted share, for fiscal year 2022. During a year of global uncertainty and lower sales volume of higher-performance machines, we reduced overhead expenses and operating expenses to minimize the impact of the lower volume of sales on operating income.  Additionally, we reduced inventories (excluding the impact of foreign currency) and used that cashflow to manage our capital allocation strategies for the share repurchase program, payment of dividends and investment in capital expenditures to maximize cashflows without incurring any indebtedness as we continue to seek new acquisitions and other growth opportunities.

Alignment of Executive Pay-for-Performance

The compensation program for our named executive officers is designed to provide competitive pay opportunities while aligning the incentive compensation realized by our named executive officers with the interests of our shareholders – by linking pay with Company and stock performance. The Committee regularly reviews the alignment of the Company’s performance with its compensation to named executive officers and annually engages its independent compensation consultant to provide reports comparing such alignment to that of its peers.

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In January 2023, the Committee approved the following four types of incentive compensation opportunities for our named executive officers, which are intended to align their pay with Company and individual performance:

●	cash award opportunities under the short-term incentive compensation plan based on the Company’s operating income margin and certain strategic objectives set for fiscal year 2023;
●	restricted shares that vest in equal installments over three years granted to promote executive retention;
●	performance stock units (“PSUs”) that will be earned based on the Company’s average net income for fiscal years 2023 through 2025; and
●	PSUs that will be earned based on the Company’s average free cash flow from operations for fiscal years 2023 through 2025.

The incentive compensation realized by all of our named executive officers related to fiscal year 2023 consisted of cash awards earned and paid based on fiscal year 2023 operating income margin and achievement of strategic objectives set for fiscal year 2023, the vesting in 2023 of a portion of the restricted shares granted in fiscal years 2020, 2021, and 2022, and, except for Ms. Jamison and Mr. Wright, the following:

●	PSUs granted in fiscal year 2021 that were earned based on the Company’s average return on invested capital, or ROIC, for fiscal years 2021 through 2023; and
●	PSUs granted in fiscal year 2021 that were earned based on the Company’s total shareholder return performance, or TSR, relative to companies in an established peer group, for fiscal years 2021 through 2023.

Because Ms. Jamison and Mr. Wright did not become executive officers until March 2021, for fiscal years 2021 and prior, they participated in a non-named executive officer compensation program for other managerial and key employees of the Company. Ms. Jamison and Mr. Wright have participated in the Company’s named executive officer executive compensation program since fiscal year 2022.

During fiscal years 2022 and 2023, the Committee engaged Pay Governance, LLC (“Pay Governance”), its independent compensation consultant, to assess whether pay and performance were aligned for our CEO over the immediately preceding three-year and five-year fiscal periods. The Committee believes realizable pay-for-performance assessments provide the Committee and investors an alternative view of pay-for-performance alignment based on compensation actually earned/estimated to be earned relative to actual Company performance. The assessments considered our CEO’s “total realizable compensation” (as defined below), as well as certain key Company performance metrics, relative to those of our peer group.

“Total realizable compensation” is defined as (1) base salary paid over the period; (2) actual bonus earned and paid during the period; (3) the aggregate current value of restricted stock or restricted stock unit grants made during the period; (4) the aggregate in-the-money value of stock option grants made during the period; (5) the actual payouts of performance-based equity awards with performance periods beginning and ending during the period; and (6) the estimated payout for performance-based equity awards that were granted during the period but remaining unvested at its conclusion. Total realizable compensation for our CEO was calculated in the same manner as for the CEOs of our peer group companies.

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In defining the Company’s performance relative to peers, the assessments used the following indicators: (1) operating income margin – a measure of profitability used in the Company’s annual incentive plan; (2) ROIC – a measure of capital efficiency historically used in the Company’s long-term incentive plan prior to the fiscal year 2023 grants; and (3) TSR – a measure of shareholder value creation historically used in the Company’s long-term incentive plan prior to the fiscal year 2023 grants. In developing a composite performance ranking, the assessments average the Company’s percentile rank for each performance metric relative to its peer group for compensation purposes based on their most recent fiscal year-end.

The result of the assessments indicated that (1) our CEO’s three-year total realizable compensation for fiscal years 2020 through 2022 was positioned at the 33rd percentile of our peer group, which was strongly aligned with Hurco’s composite performance over the same period, which ranked at the 29th percentile; and (2) our CEO’s five-year total realizable compensation for fiscal years 2018 through 2022 was positioned at the 40th percentile, which was aligned with Hurco’s composite performance over the same period, which ranked at the 30th percentile.

Based on the results of the above-referenced realizable pay-for-performance assessments, the Committee believes the Company’s executive compensation program continues to have a strong pay-for-performance orientation, namely attributable to setting rigorous financial performance goals within the annual and long-term plans; to using incentive metrics that align with shareholder value creation; and to using a pay mix that is largely focused on variable compensation remaining at risk based on Company performance.

Alignment of Recent Executive Pay-for-Performance and Impact of the COVID-19 Pandemic

During fiscal year 2020, the Company experienced reduced demand resulting from extraordinary uncertainty associated with the COVID-19 pandemic, including business disruptions from government-mandated stay-at-home or shelter orders in many of the largest machine tool markets in the world. Despite the Company’s ability to achieve certain strategic objectives and maintain a strong balance sheet during this period – improving its cash position, supporting global operations, executing a stock repurchase program, and continuing its cash dividend program, all without incurring indebtedness – the reduced demand and changes in the business macroenvironment had a negative impact on the Company’s fiscal year 2020 financial performance.

The Committee believes that the impact to compensation realized by the named executive officers during this period and to date also indicates a strong pay-for-performance alignment between the Company’s executive compensation program and Company performance. More specifically, as further described in the Company’s proxy statements for its 2021, 2022, and 2023 Annual Meetings of Shareholders and the section below titled “Compensation Decisions for Fiscal Year 2023,” the Committee recognized the following impacts to executive pay based, at least in part, upon the Company’s fiscal years 2020 through 2023 performance: (1) delayed increases in base salaries for named executive officers for fiscal year 2021; (2) no bonuses payable to the named executive officers under their 2020 short-term incentive compensation arrangements and/or under the non-named executive officer discretionary bonus program, as applicable, despite their attainment of certain strategic objectives – some previously-established as part of the short-term incentive compensation arrangement and others critically important that were established during the year as a result of extremely challenging business, political, and public health environments; (3) no PSUs – TSR or PSUs – ROIC payable to the named executive officers under their respective 2018 long-term incentive compensation arrangements for the three-year performance period ending October 31, 2020, even though that performance period also included a record revenue year and two years of historically high earnings per share; (4) a decrease of approximately 33% in the 2021 grant value of the CEO’s total long-term incentive award; (5) no PSUs – TSR or PSUs – ROIC payable to the named executive officers under their respective 2019 long-term incentive compensation arrangements for the three-year performance period ending October 31, 2021; and (6) no PSUs – ROIC payable to the named executive officers under their respective 2020 and 2021 long-term incentive compensation arrangements for the three-year performance periods ending October 31, 2022 and 2023, respectively. The Committee also recognized that these impacts on executive pay are likely amplified by the fact that (1) some of the named executive officers’ base salary is positioned at or slightly below market, based on assessments conducted by its independent compensation consultant; and (2) a large percentage of the named executive officers’ total target compensation is both at-risk and performance-based.

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Consideration of Say-on-Pay Votes

At our 2023 Annual Meeting of Shareholders, approximately 82% of the votes cast on the annual say-on-pay vote were voted to approve the proposal. That relatively strong support level followed the approximately 99% of votes cast in favor of the say-on-pay proposal at each of our 2021 Annual Meeting of Shareholders and 2022 Annual Meeting of Shareholders. The Compensation Committee believes that the levels of shareholder support at those meetings indicate that our executive compensation program is aligned with market practices and generally meets shareholders’ expectations.

Elements of Compensation

The compensation package under our named executive officer compensation program consists primarily of a base salary, short-term incentive compensation, and long-term incentive compensation. As part of the Committee’s continuous effort to strengthen the executive compensation program, the Committee annually engages its independent compensation consultant, Pay Governance, to conduct a competitive market assessment for each executive position using publicly-available data from the Company’s applicable peer group and executive compensation surveys. In addition, the Committee’s compensation consultant also provides reports and assessments on changes in executive compensation programs, generally, and executive compensation within comparable industries, specifically, to evaluate trends and recommend changes to better align our executive compensation programs with similarly situated companies in comparable industries. The assessment focuses on the competitiveness of compensation provided to each executive by compensation element (base salary, target annual incentive, target total cash compensation, expected value of long-term incentives, and target total direct compensation). The objectives of the assessment are to understand changes in market compensation from year to year, to analyze the competitiveness of current pay levels relative to the market, and to serve as an input for making compensation adjustments if necessary.

The following charts display the total compensation mix for our named executive officers based on actual compensation for fiscal year 2023. The chart on the left summarizes the breakdown of total compensation for the named executive officers for fiscal year 2023 among base salary, short-term incentive compensation, and long-term incentive compensation. The chart on the right summarizes the allocation of compensation mix for the named executive officers based upon fixed, time-based, and performance-based compensation for fiscal year 2023.

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2023 Executive Compensation Mix

Base Salaries. Our industry is highly cyclical, and we believe that offering competitive base salaries is a key factor in attracting and retaining talent, particularly since our program places a significant proportion of executive compensation at-risk and tied to company performance. In deciding on the appropriate base salary for each named executive officer, the Committee takes into consideration the results of the most recent competitive market assessment, as well as the individual’s performance, his or her roles and responsibilities, related experience in those roles, and long-term executive succession planning strategies.

Short-Term Incentive Compensation. For the fiscal year 2023 short-term incentive compensation arrangement, pursuant to the Hurco Companies, Inc. Cash Incentive Plan (“Cash Incentive Plan”), which was approved by shareholders at our 2016 Annual Meeting of Shareholders, the Committee selected the applicable performance measures, specified the performance goals based on those performance measures, and specified the method for calculating the amount payable to named executive officers if the performance goals are satisfied. Like the 2022 short-term incentive compensation plan, the 2023 arrangement provides for cash incentives tied to the achievement of targets for objective performance measures that are based on our fiscal year 2023 operating income margin and certain strategic objectives for each named executive officer. The Committee determined to maintain operating income margin and strategic objectives as the performance measures for the short-term incentive compensation arrangement for fiscal year 2024 under the Cash Incentive Plan, since the Committee believes those performance measures appropriately align executive compensation with Company and individual performance. See “Compensation Decisions for Fiscal Year 2024.”

Long-Term Incentive Compensation. The Company has a shareholder-approved plan that permits the Committee to grant several types of equity-based awards. The Committee believes that equity-based awards that include certain vesting requirements provide our executive officers with an ownership stake in the Company and promote executive retention. The Committee also believes that grants of restricted shares are an effective means to align the interests of executives more closely with those of our shareholders and that grants of PSUs directly link executive compensation with Company performance. In fiscal year 2023, the Committee awarded a combination of restricted shares and PSUs to the named executive officers, which have a three-year vesting or performance period, respectively. Although the Committee retained the overall general allocation of award value between restricted shares (targeted at approximately 25% of long- term incentive compensation award value) and PSUs (targeted at approximately 75% of long-term incentive compensation award value) as it had used in prior years, the Committee decided to tie the vesting and earning of the PSUs to the performance measures of net income (“PSUs – NI”) and free cash flow (“PSUs – FCF”), which are among the performance measures permitted by the Hurco Companies, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”), instead of ROIC and TSR.

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In reaching its decision to select net income and free cash flow as the performance measures under the long-term incentive compensation arrangement for the performance period of fiscal years 2023- 2025, the Committee considered a number of factors, including, among others, that: (1) net income remains a powerful, yet simple, metric of company profitability by concentrating crucial information into a single number; (2) net income for public companies is readily available through many third- party intermediary sources, which facilitates accountability by allowing investors to compare investments across sectors and industries and against alternative investments among peers; (3) as a measure of profitability, assuming appropriate thresholds are set, net income performance measures would generally avoid vesting and payment of awards in periods of sustained company unprofitability; (4) free cash flow may provide insight into how financially capable a company is at having quick access to cash in case of unexpected debts or obligations, which is particularly important to companies operating in cyclical industries like ours; (5) net income and free cash flow both align with our balanced approach to capital allocation strategy of prioritizing a strong balance sheet and liquidity position while recognizing the importance of accretive growth and returning value to shareholders through dividends and stock repurchases when appropriate; and (6) net income and free cash flow remain among some of the most popular performance measures for public company executive compensation arrangements and, therefore, are likely in line with market and shareholder expectations. For all these reasons, the Committee believes that net income and free cash flow appropriately align executive compensation with Company and individual performance.

In reaching its decision to move away from relative TSR and average ROIC, the Committee considered a number of factors, including among others, that: (1) profit margin and profitability are already sufficiently taken into consideration by virtue of the operating income margin performance measure under the fiscal year 2023 short-term incentive arrangement and the net income performance measure under the new 2023 long-term incentive compensation arrangement; (2) relative TSR can be difficult to establish or identify at any one point in time and is often not readily available on an interim basis to investors, shareholders, or other Company stakeholders; and (3) relative TSR has inherent limitations when representative peer groups are difficult to establish and maintain due to the following: (a) our position as a small-cap industrial company results in few options for comparably sized peers; (b) our significant geographic footprint and contributions from international business are less applicable to many other small-cap industrial companies; (c) our non-calendar fiscal year-end could distort relative share performance due to natural seasonality in capital markets and/or other timing differences among the peer group and normally-recurring earnings announcements; (d) the additional inherent relative business cyclicality in a business focused on capital goods specifically, rather than industrials, more generally; and (e) the frequent disqualification of peers due to business combination transactions or other external factors or forces. For these reasons and others, the Committee believes it was an appropriate time to consider alternative performance measures under its 2023 long-term incentive compensation arrangement that might better focus executive compensation with Company and individual performance.

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For the fiscal year 2024 long-term incentive compensation plan, the Committee determined to maintain both the general allocation of award value between restricted shares and PSUs and the performance measures tied to net income and free cash flow for the PSU awards. See “Compensation Decisions for Fiscal Year 2024.”

Stock Ownership Guidelines. Our Corporate Governance Principles include stock ownership guidelines for our executive officers and independent directors. The Committee is responsible for interpreting and reviewing compliance with the stock ownership guidelines as they relate to the executive officers. The Committee believes that the executive stock ownership guidelines align executives’ interests with those of shareholders through equity-based incentives and stock ownership guidelines that facilitate a culture of ownership. The guidelines provide that the executive officers are expected to acquire and maintain ownership of shares of our common stock (including unvested restricted stock awards) having an aggregate market value that is at least equal to five times annual base salary for the CEO, three times annual base salary for the President, if separate from the CEO role, and two times annual base salary for the CFO and other executive officers. The executive officers are expected to retain ownership of all net shares (shares of common stock acquired as a result of the exercise or vesting of equity incentive awards granted, reduced by any shares sold, tendered, or retained to pay exercise price or tax withholding requirements related to such awards) acquired with respect to awards granted under the Company’s equity incentive plans, until the requisite ownership has been achieved. If an executive officer fails to comply with the guidelines, the Committee may determine that such person is not eligible for awards under the Company’s equity incentive plan until such time as he or she is in compliance. Any shares of stock subject to pledges or security interests will not be considered as owned in determining compliance with the stock ownership guidelines.

Hedging Prohibitions. The Hurco Companies, Inc. Insider Trading Policy (the “Insider Trading Policy”) prohibits our executive officers and directors from hedging the economic risk of ownership of our common stock. More specifically, the Insider Trading Policy provides that such persons “are also prohibited from engaging in the following transactions with respect to Company securities: (1) purchasing Company securities on margin, holding any Company securities in a margin account, or otherwise pledging Company securities; (2) short sales of Company securities (selling securities not owned at the time of sale); (3) buying or selling put or call options or other derivative securities based on Company securities; (4) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the Company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; and (5) engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.” These restrictions apply to all Company securities owned directly or indirectly by such covered persons, including Company securities owned by family members where such covered person is deemed to beneficially own such securities, and their respective designees. The restrictions, however, do not prevent any individuals from engaging in general portfolio diversification or investing in broad-based index funds.

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Medical, Disability and Life Insurance. All full-time employees, including the named executive officers, are eligible to participate in insurance benefits coverage to help manage the financial impact of ill health, disability, and death. In addition, our named executive officers are provided supplemental disability benefits and our Executive Chairman and President and CEO are each provided with split-dollar life insurance benefits.

Retirement Benefits. We sponsor a 401(k) plan in which all full-time employees are eligible to participate. The purpose of the plan is to provide an incentive for employees to save for their retirement income needs and to assist in our attraction and retention of employees. Our named executive officers participate in the 401(k) plan on the same basis as other eligible employees. We currently match 100% of the first 6% of a participant’s annual earnings that he or she contributes, up to the maximum permitted by law. We also maintain a deferred compensation program in which our named executive officers and other senior management employees may voluntarily participate. For additional information regarding the deferred compensation program, see “Nonqualified Deferred Compensation in 2023.”

Perquisites. The Committee believes that, even though the level of perquisites provided to the named executive officers is relatively minimal, perquisites are an integral component in establishing the competitiveness of our overall compensation program. Perquisites offered to the named executive officers include the use of company leased vehicles. For additional information regarding perquisites, see “Tabular Compensation Information.”

Employment Agreements

We have employment agreements with the following named executive officers: Mr. Volovic, Mr. Doar, and Ms. McClelland. Information regarding these employment agreements is found in this section under the heading “Employment Agreements” on page 52. Under the heading “Potential Payments upon Termination” on page 54, we also estimate the benefits that we would have paid to any of our named executive officers if their employment had terminated on October 31, 2023, under various scenarios.

The Committee believes that these agreements are an important part of the overall compensation arrangements for the applicable executives by helping to secure for us the continued employment and dedication of the executives (as well as certain noncompetition and other restrictive covenants), while simultaneously providing a reasonable amount of assurance of continued employment to them.

Compensation Decisions for Fiscal Year 2023

Details of the compensation payable to the named executive officers for fiscal year 2023 are disclosed in the tables and related discussion that follow this Compensation Discussion and Analysis.

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Base Salaries. On November 9, 2022, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for the named executive officers for fiscal year 2023, which became effective January 1, 2023. The salary increases for Ms. Jamison and Mr. Wright were approximately 5% and 14%, respectively, and were intended to bring their respective base salaries more in line with market competitive ranges for their respective roles and responsibilities. The salary increases for Mr. Volovic and Ms. McClelland were approximately 4% and 3%, respectively, and were generally in line with the average merit increase received by all U.S.-based Company employees. The salary decrease for Mr. Doar was approximately 4% and was intended to bring his base salary more in line with a market competitive range for his role as Executive Chairman. The following table sets forth the annual base salary of each of the named executive officers for fiscal year 2022 and the annual base salary established by the Committee for each of those officers for fiscal year 2023, as well as the percentage change between the two years:

	Fiscal Year 2022	Fiscal Year 2023	Percentage
	Base Salary	Base Salary	Change
Gregory S. Volovic	$569,000	$591,760	4%
Michael Doar	$469,000	$450,240	-4%
Sonja K. McClelland	$390,000	$401,700	3%
HaiQuynh Jamison	$200,000	$210,000	5%
Jonathon D. Wright	$230,000	$262,200	14%

Short-Term Incentive Compensation. On January 3, 2023, pursuant to the Cash Incentive Plan, the Committee approved the short-term incentive compensation arrangement for fiscal year 2023 for all named executive officers, with payout to occur thereunder in January 2024, if and to the extent the performance goals were attained during fiscal year 2023. Similar to fiscal year 2022, the Committee selected operating income margin and certain strategic objectives for the named executive officers as the performance measures, which are among the performance measures set forth in the Cash Incentive Plan. In determining the required performance levels for operating income margin that it established for fiscal year 2023, the Committee considered many factors including the Company’s short- and long-term strategic plan objectives that take into account the importance of factors such as the impact of any recently completed acquisitions, research and development of new products, market penetration into new and sometimes price-competitive markets, diversification of products to include entry-level, mid-range, and premium products, and continued growth of the existing markets and product lines – all of which can significantly impact the level of operating income the Company achieves from year to year.

The performance goals related to our fiscal year 2023 operating income margin and certain strategic objectives for the named executive officers and payouts were weighted 70% on operating income margin and 30% on strategic objectives for each named executive officer.

Operating income margin was chosen as the primary performance metric because the Committee believes it continues to most directly correlate to our executives’ performance. An executive could earn a short-term incentive award due to success in achieving individual strategic objectives, even if performance fell below threshold on the operating income margin; however, the weighting of the two performance metrics encourages decisions that should benefit our overall profitability. Further, the Committee provided that if the fiscal year 2023 operating income margin was zero or negative, then no amounts would be paid under the 2023 short-term incentive arrangement, even if all or a portion of the performance goals under the strategic objectives component were attained. Participants had the ability to earn between 50% of target for achieving threshold performance and 200% of target for achieving maximum performance for each metric.

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In January 2023, the Committee established the following payout levels that would be associated with the degree to which the operating income margin was attained for fiscal year 2023, which were the same as those approved by the Committee under the short-term incentive compensation plan for fiscal year 2022:

Operating Income Margin	Threshold	Target	Exceeds	Maximum
Actual Results	3%	6%	8%	10%
Percentage Payout Level	50%	100%	150%	200%

Payout levels will be interpolated for results between 3% and 6%, 6% and 8%, and 8% and 10%

In reaching its decision with respect to setting operating income margin threshold, target, exceeds, and maximum levels as set forth above, the Committee took into consideration the impact of macroeconomic factors on the Company’s business; the Company’s current projections, business plan, and strategic plan; the negative operating profit recorded by the Company in recent periods; the desire to motivate and incentivize the named executive officers to perform and return the Company to consistent levels of profitability; and similar permissible factors.

In January 2023, the Committee also approved the strategic objectives set for each participating named executive officer and the associated payout levels for fiscal year 2023. Participants had the ability to earn between 50% and 200% of the target amount based on the overall achievement of the applicable 2023 strategic objectives set for each participant. The strategic objectives approved by the Committee for each of the participating named executive officers, and the related performance categories, were as follows:

Gregory S. Volovic
Performance Categories	Objective
Strategic Product Initiatives & Market Share	Introduce new control technologies and software for the Milltronics and Hurco brands, including: Inspire Control, conversational tools, variable threading, reduced cycle times and table enhancements.
Strategic Initiatives, Cost Reductions & Profit Improvement	Achieve 2023 business plan targets: cost efficiencies/reductions, continuous improvement strategies, alternative manufacturing technologies and sourcing. Provide leadership for targeted capital allocation strategies for acquisition opportunities, dividend policy, stock repurchase programs and investment in capital expenditures.
Strategic Product Initiatives, Research & Development, and Risk Management	Assess manufacturing risk mitigation strategies and modify internal policies as needed to address global exposures to manufacturing, sourcing, and distribution as well as compliance with heightened export control rules associated with improved product quality and precision. Evaluate, build, and test identified alternative manufacturing strategies and technologies.
Strategic Initiatives & Leadership Development	Evaluate succession planning strategies to identify next generation of leadership, set goals for transition and training, assess pay and promotion, identify areas of improvement, and evaluate manufacturing and distribution targets.
Strategic Initiatives & Company Culture	Develop and roll out ESG sustainability activities, measures, and reporting to continue to drive environmental and social responsibility into our products and supply chains.

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Michael Doar
Performance Categories	Objective
Strategic Initiatives & Leadership Development	Mentor and manage transitional activities of executive leadership team assisting the CEO in evaluating management performance, capabilities, and skill set attritional risk. Evaluate and communicate the scope and milestones associated with the transition of the Executive Chairman role to non-executive Chairman of the Board.
Strategic Initiatives & Capital Allocation Plan	Provide leadership for targeted capital allocation strategies for acquisition opportunities, dividend policy, stock repurchase programs, and investment in capital expenditures.
Board Governance	Facilitate the operations and deliberations of the Board to the satisfaction of the Board’s functions and responsibilities as determined by the Board. Evaluate continuous Board development and succession planning, performance of the CEO and executive management team, and diversity in demographics, background, experience, and skill sets for both the Board and management teams.
Investor Relations	Review, develop, and implement appropriate shareholder outreach activities and practices.
Corporate Governance & Sustainability Initiatives	Lead the Board and the executive management team on 2023 ESG initiatives and activities.

Sonja K. McClelland
Performance Categories	Objective
Strategic Initiatives & Profit Improvement	Achieve 2023 business plan targets for sales, operating profit, net income, and manufacturing/ production.
Asset Management & Profit Improvement	Execute 2023 business plan initiatives for working capital and cash flow: inventory reduction, cost control initiatives, DSO, DPO, and net assets per dollar of revenue. Execute on manufacturing, R&D, and other available tax incentives and grants for key technology and automation projects in available jurisdictions.
Strategic Initiatives & Liquidity and Capital Allocation	Evaluate and implement capital allocation strategies for acquisition opportunities, dividends, stock repurchase programs, and capital expenditures. Assess and implement strategies to fund growth initiatives involving sources and uses of cashflows, cost of capital, return on investment, and financing activities. Negotiate and renew global credit facilities.
Corporate Governance & Sustainability Initiatives	Develop and roll out ESG sustainability activities, measures, and reporting to continue to drive environmental and social responsibility into our products and supply chains.
Audit & Compliance	Evaluate and assess the needs of the Internal Audit Department and identify global resources required for long-term sustainability. Assist the Audit Committee in the evaluation and assessment of the external audit services, including quality of services, sufficiency of resources, communication, interaction, objectivity, and independence.

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HaiQuynh Jamison
Performance Categories	Objective
Strategic Initiatives & ERP Systems Management	Implement multi-year plan for global systems upgrade at identified international entities including service, quality, production, and warehousing solutions.
Succession Planning & Leadership Development	Assist the CFO with succession planning strategies to identify next generation of leadership, set goals for transition and training, assess pay and promotion, identify areas of improvement, and evaluate internal control and operation process efficiency.
Corporate Governance, Financial Reporting & Compliance	Assess and implement necessary changes to simplify/streamline financial reporting processes on a monthly, quarterly, and annual basis, considering modifications and updates to reporting tools as needed and required to comply with changes in regulatory and statutory requirements.
Corporate Governance & Sustainability Initiatives	Develop and roll out ESG sustainability activities, measures, and reporting to continue to drive environmental and social responsibility into our products and supply chains.
Strategic Initiatives	Assist in the evaluation of acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development.

Jonathon D. Wright
Performance Categories	Objective
Strategic Initiatives, Corporate Structure & Reorganization	Evaluate global corporate and legal entity structuring and implement corporate reorganizations or restructurings as necessary.
Strategic Initiatives, Corporate Governance & Risk Management	Evaluate global corporate governance program, including governance documents and policies, and implement standardized global corporate governance structure accordingly across global entities.
Strategic Initiatives & Risk Management	Complete audit of significant sales and operational activities to identify risk management strategies to support corporate oversight and compliance programs.
Corporate Governance & Sustainability Initiatives	Develop and roll out ESG sustainability activities, measures, and reporting to continue to drive environmental and social responsibility into our products and supply chains.
Strategic Initiatives	Assist in the evaluation of acquisition opportunities (domestic and foreign) to accelerate growth of geographic market share and/or product development.

In January 2023, the Committee also established the target percentage by which the base salary of each named executive officer paid during fiscal year 2023 would be multiplied in order to determine the dollar amount that would be multiplied by the weighted-average percentage payout level applicable to each named executive officer following determination of such based on actual performance. The target amount for each named executive officer is set forth below:

Target Amount of Fiscal Year 2023 Base Salary
Gregory S. Volovic	100%
Michael Doar	85%
Sonja K. McClelland	75%
HaiQuynh Jamison	35%
Jonathon D. Wright	40%

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On January 4, 2024, the Committee determined the degree to which the operating income margin metric and the strategic objectives for fiscal year 2023 were attained, and the resulting payout level relative to the target amount for each metric. For fiscal year 2023, the Company achieved a 3.0% operating income margin and, therefore, the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 50%. In determining the potential payout level associated with the above strategic objectives set for fiscal year 2023 for each of the named executive officers, the Committee assessed the level of achievement of those strategic objectives and the projected impact of various payout levels related to the strategic objectives on the Company’s operating income metric under the short-term incentive plan for fiscal year 2023. As a result, the Committee determined that the resulting percentage payout level relative to the target amount for the strategic objectives was 50% for each named executive officer.

The weightings applicable to each of the operating income margin metric and the 2023 strategic objectives metric set forth above for each named executive officer were then applied to the percentage payout level for each metric as determined by the Committee, resulting in a weighted-average percentage payout level relative to the target amount for each such executive. The weighted-average percentage payout level applicable to each named executive officer was then multiplied by his or her target amount of fiscal year 2023 base salary listed above.

The Committee retained the discretion to adjust downward, but not upward, the amount of the compensation that would otherwise be payable under the 2023 short-term incentive compensation arrangement. The Committee did not exercise that discretion with respect to the amounts payable under the 2023 short-term incentive compensation arrangement.

The following table sets forth the total short-term incentive compensation amounts awarded to each named executive officer related to fiscal year 2023:

	Operating Income	Strategic	Total Short-Term
	Margin	Objectives	Compensation
Gregory S. Volovic	$207,116	$88,764	$295,880
Michael Doar	$133,947	$57,406	$191,353
Sonja K. McClelland	$105,447	$45,192	$150,639
HaiQuynh Jamison	$25,725	$11,025	$36,750
Jonathon D. Wright	$36,708	$15,732	$52,440

Long-Term Incentive Compensation.

Earned PSU Awards for Fiscal Years 2021-2023. On January 4, 2024, the Committee also determined the degree to which the long-term incentive compensation arrangement approved for the fiscal years 2021-2023 performance period was attained, and the resulting payout level relative to the target amount for each metric.

The performance and payout standards for the PSUs – TSR for the fiscal years 2021-2023 performance period that were established by the Committee in 2021 are set forth immediately below:

PSUs – TSR	Threshold	Target	Maximum
Performance Range	30th Percentile	55th Percentile	90th Percentile
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between the 30th and 55th percentiles and the 55th and 90th percentiles

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For fiscal years 2021 through 2023, the Company’s TSR performance over the three-year period of -22.1% was positioned between the 30th percentile TSR of -30.2% and the 55th percentile TSR of 24.6%, relative to the TSR of the companies in our 2021 peer group. As such and based on the applicable performance and payout standards noted above, the Committee determined that the resulting interpolated percentage payout level relative to the target amount for the fiscal years 2021-2023 PSUs – TSR was 57.4%.

The performance and payout standards for the PSUs – ROIC for the fiscal years 2021-2023 performance period that were established by the Committee in 2021 are set forth immediately below.

PSUs – ROIC	Threshold	Target	Maximum
Average ROIC	4%	6%	12%
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between 4% and 6% and 6% and 12%

As calculated under our 2021 long-term incentive compensation arrangement, the Company’s average ROIC for fiscal years 2021 through 2023 was 2.9%. As such and based on the applicable performance and payout standards previously noted, the Committee determined that the resulting percentage payout level relative to the target amount for the fiscal years 2021-2023 PSUs – ROIC was zero.

Based on these determinations, the Committee approved the following number of PSUs earned and vested pursuant to the long-term incentive compensation plan for each named executive officer, except Ms. Jamison and Mr. Wright, who did not hold any PSUs with the fiscal years 2021-2023 performance period:

	Target Performance Shares		Grant Date Fair Value	Actual Performance Shares Earned		Vest Date Fair Value
	TSR	ROIC	$[1]	TSR	ROIC	$[2]
Gregory S. Volovic	13,313	11,014	$674,984	7,642	-	$164,532
Michael Doar	14,792	12,238	$749,981	8,490	-	$182,790
Sonja K. McClelland	11,094	9,178	$562,473	6,367	-	$137,082

[1]	Amounts related to target PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the PSUs designated as “PSUs-TSR” were calculated using the Monte Carlo approach. Amounts related to the PSUs designated as “PSUs-ROIC” were calculated using the closing sales price of our common stock on the grant date.

[2]	Amounts related to PSU awards that were earned and vested represent the value at the vest date based upon the actual outcome of the performance conditions. Amounts were calculated using the closing sales price of our common stock on the vest date of January 4, 2024.

Because Ms. Jamison and Mr. Wright were not executive officers in January 2021 when the PSUs described above were granted to our executive officers, they did not receive such grants. However, Ms. Jamison and Mr. Wright each received 682 restricted shares in November 2020 as part of the fiscal year 2021 annual equity grants to key employees, which restricted shares vest in thirds on each of the three anniversaries of the date of grant.

Restricted Share and PSU Awards for Fiscal Years 2023-2025. On January 3, 2023, the Committee approved a long-term incentive compensation arrangement for the named executive officers in the form of restricted shares and PSUs awarded under the 2016 Plan. The awards were weighted as approximately 25% time-based vesting (in equal installments over three years) and approximately 75% performance-based vesting (at the end of a three-year period, to the extent certain performance metrics or criteria are satisfied). The three-year performance period for those awards is fiscal years 2023 through 2025.

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The Committee granted the awards of restricted shares and target number of PSUs to the named executive officers effective as of January 3, 2023, as follows:

	Restricted Shares	PSUs – NI	PSUs – FCF
Gregory S. Volovic	11,846	18,953	16,584
Michael Doar	8,529	13,646	11,940
Sonja K. McClelland	7,107	11,372	9,950
HaiQuynh Jamison	947	1,516	1,326
Jonathon D. Wright	947	1,516	1,326

The PSUs designated as “PSUs – NI” were weighted as approximately 40% of the overall long-term incentive compensation arrangement and will vest and be paid based on our average net income for the performance period, relative to pre-established threshold, target, and maximum payout levels. Participants will have the ability to earn 50% of the target number of shares for achieving threshold performance, 100% of the target number of shares for achieving target performance and 200% of the target number of shares for achieving maximum performance. Awards will be interpolated for results between threshold and target and target and maximum.

The PSUs designated as “PSUs – FCF” were weighted as approximately 35% of the overall long-term incentive compensation arrangement and will vest and be paid based on the achievement of pre-established goals related to our average free cash flow over the three-year period. Free cash flow for any fiscal year in the performance period is defined as cash flow from operating activities (as reported in our audited financial statements for the period in question), minus capital expenditures (including software capitalization, since it represents a normal, recurring feature of our business). Participants will have the ability to earn 50% of the target number of shares for achieving threshold performance, 100% of the target number of shares for achieving target performance and 200% of the target number of shares for achieving maximum performance. Awards will be interpolated for results between threshold and target and target and maximum.

Discretionary Bonuses.

In January 2024, the Committee also awarded discretionary cash bonuses to the named executive officers in the following amounts: (1) for Mr. Volovic - $88,764; (2) for Mr. Doar - $57,406; (3) for Ms. McClelland - $45,192; (4) for Ms. Jamison - $11,025; and (5) for Mr. Wright - $15,732. In making this decision, the Committee evaluated a number of factors, including among others, (1) the significant weight of performance-based compensation relative to the overall executive compensation program and the fact that certain incentive-based awards had not paid out fully, at target, or at all during recent periods of significant macroeconomic turbulence resulting from factors beyond the executives’ reasonable control; (2) the amount of annual total compensation actually paid or payable to each such executive for fiscal 2023 and how those amounts compare to market/peer assessments received from the Committee’s independent compensation consultant; (3) executive attrition risk associated with the current level of compensation paid or payable for fiscal year 2023 and the retention value of a potential incremental discretionary cash bonus; and (4) the achievement of each executive, and the executive team as a whole, of certain long-term critical projects not included in the short-term incentive arrangement for fiscal year 2023 awarded under the Cash Incentive Plan or otherwise reflected in the Company’s financial performance for such period.

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Finally, the Committee also recognized that it has rarely used discretionary cash bonuses as a component of the Company’s executive officer compensation program and acknowledged that it intends to continue to do so only judiciously. In fact, the Committee has only awarded discretionary cash bonuses as part of the executive officer compensation program in connection with the successful integration of a material acquisition since 2015. Ultimately, after evaluating the executive officers’ performance for fiscal year 2023, the Committee determined that discretionary bonuses in the amounts described above were appropriate under the circumstances. The Committee continues to believe that its executive compensation program and plans thereunder are functioning appropriately and are in line with prevailing market practices and shareholder expectations.

Compensation Decisions for Fiscal Year 2024

Base Salaries. On November 8, 2023, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for all of our named executive officers for fiscal year 2024, to become effective January 1, 2024. The salary adjustments for Mr. Volovic, Mr. Doar, Ms. Jamison and Mr. Wright of approximately 12%, (8%), 10%, and 15%, respectively, were intended to bring their salaries more in line with market competitive ranges for their respective roles and responsibilities. The salary increase for Ms. McClelland of 4% was generally in line with the average merit increase received by all U.S.-based Company employees.

The following table sets forth the annual base salary of each of the named executive officers for 2023 and the annual base salary established by the Committee for each of those officers for 2024, as well as the percentage change between the two years:

	Fiscal Year 2023 Base Salary	Fiscal Year 2024 Base Salary	Percentage Change
Gregory S. Volovic	$591,760	$659,812	12%
Michael Doar	$450,240	$414,221	-8%
Sonja K. McClelland	$401,700	$417,768	4%
HaiQuynh Jamison	$210,000	$230,160	10%
Jonathon D. Wright	$262,200	$301,530	15%

Short-Term Incentive Compensation. On January 4, 2024, pursuant to the Cash Incentive Plan, the Committee approved the short-term incentive compensation arrangement for fiscal year 2024 for all named executive officers, with payout to occur thereunder in January 2025, if and to the extent the performance goals are attained during fiscal year 2024. Similar to fiscal year 2023, the Committee selected operating income margin and certain strategic objectives for the named executive officers as the performance measures.

Following the end of fiscal year 2024, the Committee will determine the degree to which the operating income margin goal and the strategic objectives were attained, and the resulting payout level relative to the target amount for each metric.

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Long-Term Incentive Compensation. On January 4, 2024, employing the methodology described above under “Elements of Compensation,” the Committee also determined the amount, terms, and conditions of the long-term incentive compensation arrangement for the named executive officers for the performance period of fiscal years 2024-2026. The Committee decided to both (1) maintain the overall general allocation of award value between restricted shares (targeted at approximately 25% of long-term incentive compensation award value) and PSUs (targeted at approximately 75% of long-term incentive compensation award value) and (2) similar to the 2023 long-term incentive arrangement, tie the vesting and earning of the PSUs to the performance measures of net income and free cash flow, which are among the performance measures permitted by the 2016 Plan.

Therefore, effective January 4, 2024, the Committee granted the awards below of restricted shares and target number of PSUs to each of the named executive officers. The restricted shares will vest in equal installments over three years and the three-year performance period for the PSUs will be fiscal years 2024 through 2026.

	Restricted Shares	PSUs – NI	PSUs - FCF
Gregory S. Volovic	14,514	23,223	20,320
Michael Doar	10,450	16,720	14,630
Sonja K. McClelland	8,708	13,934	12,192
HaiQuynh Jamison	1,161	1,857	1,625
Jonathon D. Wright	1,741	2,786	2,438

The PSUs designated as “PSUs – NI” were weighted as approximately 40% of the overall long-term incentive compensation arrangement and will vest and be paid based on our average net income for the performance period, relative to pre-established threshold, target, and maximum payout levels. Participants will have the ability to earn 50% of the target number of shares for achieving threshold performance, 100% of the target number of shares for achieving target performance and 200% of the target number of shares for achieving maximum performance. Awards will be interpolated for results between threshold and target and target and maximum.

The PSUs designated as “PSUs – FCF” were weighted as approximately 35% of the overall long-term incentive compensation arrangement and will vest and be paid based on the achievement of pre-established goals related to our average free cash flow over the three-year period. Free cash flow for any fiscal year in the performance period is defined as cash flow from operating activities (as reported in our audited financial statements for the period in question), minus capital expenditures (including software capitalization, since it represents a normal, recurring feature of our business). Participants will have the ability to earn 50% of the target number of shares for achieving threshold performance, 100% of the target number of shares for achieving target performance and 200% of the target number of shares for achieving maximum performance. Awards will be interpolated for results between threshold and target and target and maximum.

The Committee’s Processes and Analyses

Role of Committee and Input from Management. The Committee is responsible for determining our executive compensation philosophy, objectives, policies, and programs and approves or ratifies all compensation-related decisions for the named executive officers. When making executive compensation decisions, the Committee considers the input of Pay Governance and, for all executives other than our CEO and our Executive Chairman, the recommendation of our CEO. Our CEO recommends salary levels, short-term incentive compensation awards, equity-based compensation awards, and perquisites for our other named executive officers other than the Executive Chairman. Our CEO’s and Executive Chairman’s compensation are determined solely by the Committee with the assistance of Pay Governance. The Compensation Committee applies the same principles for executive compensation in determining our CEO’s and Executive Chairman’s compensation that it applies in determining the compensation of our other named executive officers.

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Role of Compensation Consultant. In 2022 and 2023, the Committee engaged Pay Governance to advise and assist the Committee related to executive compensation matters. Pay Governance is retained directly by the Committee, reports directly to the Committee, and participates in certain Committee meetings. In this regard, from time to time, Pay Governance advises and assists the Compensation Committee:

●	in determining the appropriate objectives and goals of our executive compensation program;

●	in designing compensation programs that fulfill those objectives and goals;

●	in reviewing the primary components of that compensation;

●	in evaluating the effectiveness of our compensation programs, including pay-for performance alignment, and assisting in compiling data, calculations, and disclosures required under corresponding pay versus performance rules;

●	in identifying appropriate pay positioning strategies and pay levels in our executive compensation program; and

●	in identifying comparable companies and compensation surveys for the Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

Pay Governance may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Committee that our executive officers also receive.

Pay Governance and its affiliates did not provide any other services to us or our affiliates during 2022 or 2023. In addition, the Committee has determined that the work of Pay Governance and its employees has not raised any conflict of interest.

Use of Peer Group Data. With the assistance of Pay Governance, in 2022 and 2023, the Committee approved the composition of a peer group of publicly-traded companies that were selected on the basis of industry, revenue, global operations, employee size, and market capitalization for use in the Committee’s 2023 fiscal year and 2024 fiscal year analyses of executive compensation.

The following companies made up the peer group utilized for fiscal year 2023 executive compensation determinations:

●	Ampco-Pittsburgh Corporation	●	Graham Corporation	●	Proto Labs, Inc.
●	Broadwind, Inc.	●	Helios Technologies	●	Transcat, Inc.
●	Douglas Dynamics, Inc.	●	Key Tronic Corporation	●	Twin Disc, Incorporated
●	DMC Global Inc.	●	The L.S. Starrett Company	●	UFP Technologies, Inc.
●	The Eastern Company	●	Omega Flex, Inc.	●	Vishay Precision Group, Inc.
●	Energy Recovery, Inc.	●	Onto Innovation Inc.
●	FARO Technologies, Inc.

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The following companies made up the peer group utilized for fiscal year 2024 executive compensation determinations:

●	Ampco-Pittsburgh Corporation	●	FARO Technologies, Inc.	●	Perma-Pipe Int’l Holdings, Inc.
●	Broadwind, Inc.	●	Graham Corporation	●	Proto Labs, Inc.
●	Core Molding Technologies, Inc.	●	Key Tronic Corporation	●	Transcat, Inc.
●	Douglas Dynamics, Inc.	●	The L.S. Starrett Company	●	Twin Disc, Incorporated
●	DMC Global Inc.	●	Maintex International, Inc.	●	UFP Technologies, Inc.
●	The Eastern Company	●	nLight, Inc.	●	Vishay Precision Group, Inc.
●	Energy Recovery, Inc.	●	Omega Flex, Inc.

The Committee uses the peer group data as one of several inputs when making compensation determinations. Periodically, the Committee also reviews trends data for the manufacturing industry from Willis Towers Watson to obtain a general understanding of current compensation practices in that industry as part of its analysis of executive compensation. In addition to the market data, the Committee may consider other factors such as an executive’s individual performance, experience in his or her position, and responsibilities that may not necessarily be benchmarked in market data.

Recoupment Policy

The Company has in place the Hurco Companies, Inc. Compensation Recovery Policy (the “Recoupment Policy”). The Recoupment Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our executive officers, including our named executive officers.

The Recoupment Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Recoupment Policy provides that promptly following such an accounting restatement, the Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Recoupment Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

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Notably, (1) under the Recoupment Policy, covered executives are required to reimburse the Company for all expenses reasonably incurred by the Company in recovering erroneously awarded compensation (including legal fees); and (2) under applicable equity award documents, covered executives explicitly consent, acknowledge, and agree that all equity awards received from the Company are subject to compensation recoupment policies of the Company in place from time to time, including the Recoupment Policy. A full copy of the Recoupment Policy is publicly available as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.

Tax Considerations

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. Our nonqualified deferred compensation arrangements are intended to comply with the effective requirements of Section 409A as required by law or regulation.

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Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for its 2023 fiscal year.

Timothy J. Gardner, Chairman
Jay C. Longbottom
Richard Porter

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Assessment of Compensation-Related Risks

On an ongoing basis as part of our strategic business planning process, the named executive officers and key senior management conduct an assessment of the current risks arising from our compensation policies and practices. This team reviews and discusses the characteristics and approval policies of compensation programs for all employees, including salaries, equity awards, and cash bonuses, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

In November 2023, we reviewed and discussed all components of our compensation policies and practices with our Board as part of our business plan review and approval process. In addition, the Compensation Committee met separately to review the management team’s assessment of the risks that could arise from our compensation policies and practices. As part of their review, the Compensation Committee specifically considered factors that reduce the likelihood of excessive risk-taking, such as our overall compensation levels being competitive with the market, the balance between fixed components like salary and benefits, and short and long-term incentive compensation. The Committee has discretion to adjust downward the amount of compensation that would otherwise be payable under the short-term incentive compensation program, which it could do if it determines that an executive caused the Company to incur unnecessary or excessive risk. The compensation mix of cash (salary and short-term incentive) and equity incentives align with the market and the Company’s peers and are linked to business performance. The short-term and long-term incentive plans are linked to specific formulas and have payout ceilings. The fiscal years 2023 and 2024 short-term incentive compensation arrangements also provide that no amounts will be paid under the strategic objectives component if our operating income margin is zero or negative. Our stock ownership guidelines link executives’ and non-employee directors’ interests to the interests of shareholders, and our Recoupment Policy provides for recovery of excess incentive compensation paid to executive officers in the event of financial restatements.

Based on such assessments, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

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Tabular Compensation Information

The following table summarizes the compensation information for our named executive officers for each of the fiscal years ended October 31, 2023, 2022, and 2021:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary $	Bonus $[1]	Stock Awards $[2]	Non-Equity Incentive Plan Compensation $[3]	All Other Compensation $[4]	Total $
Gregory S. Volovic	2023	587,383	88,764	1,249,963	295,880	96,429	2,318,419
President and Chief Executive Officer	2022	547,820	-	999,953	509,255	82,987	2,140,015
	2021	435,601	-	899,980	312,770	34,804	1,683,155

Michael Doar	2023	453,848	57,406	899,954	191,353	86,803	1,689,364
Executive Chairman	2022	476,856	-	899,998	356,792	92,620	1,826,266
	2021	509,850	-	999,976	408,849	90,564	2,009,239

Sonja K. McClelland	2023	399,450	45,192	749,957	150,639	23,074	1,368,312
Executive Vice President, Treasurer and Chief Financial Officer	2022	387,793	-	749,958	261,788	23,447	1,422,986
	2021	368,473	-	749,975	227,655	22,469	1,368,572

HaiQuynh Jamison	2023	208,077	11,025	99,954	36,750	16,584	372,390
Corporate Controller	2022	192,835	-	99,955	62,650	13,963	369,403
and Principal Accounting Officer	2021	160,097	33,750	19,983	-	9,840	223,670

Jonathon D. Wright	2023	256,008	15,732	99,954	52,440	20,867	445,001
General Counsel and Corporate Secretary	2022	219,182	-	99,955	96,198	15,889	431,224
	2021	170,922	40,000	19,983	-	10,490	241,395

[1]	For fiscal year 2023, represents discretionary cash bonuses awarded to each named executive officer, as described further above under “Compensation Discussion and Analysis – Compensation Decisions for Fiscal Year 2023 – Discretionary Bonuses.” For fiscal year 2021, represents discretionary cash bonuses awarded to Ms. Jamison and Mr. Wright under the Company’s non-named executive officer discretionary cash bonus program related to fiscal year 2021 performance. Because Ms. Jamison and Mr. Wright were not executive officers at the time the fiscal year 2021 short-term incentive compensation parameters for executive officers were established, they did not participate in that arrangement for fiscal year 2021.

[2]	Represents the grant date fair value of stock awards determined in accordance with Accounting Standards Codification Topic 718, or ASC 718. The stock awards consist of restricted share awards and PSU awards for Mr. Volovic, Mr. Doar and Ms. McClelland in fiscal years 2021 and for all named executive officers in fiscal years 2022 and 2023. Amounts related to restricted share awards are calculated using the closing sales price of our common stock on the grant date. Amounts related to PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the PSUs designated as “PSUs – TSR” are calculated using the Monte Carlo approach. Amounts related to the PSUs designated as “PSUs – ROIC,” “PSUs – NI,” and “PSUs – FCF” are calculated using the closing sales price of our common stock on the grant date.

[3]	Represents amounts earned in the specified fiscal year and paid in the following fiscal year under the specified fiscal year’s short-term incentive compensation arrangement. See “Compensation Discussion and Analysis—Compensation Decisions for Fiscal Year 2023—Short-Term Incentive Compensation” for additional information regarding the 2023 short-term incentive compensation arrangement.

[4]	The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

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The following table presents the grant date fair value of the PSU awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:

			PSU Awards
	Fiscal Year of Grant	Performance Period	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
Gregory S. Volovic	2023	2023-2025	937,466	1,874,932
	2022	2022-2024	749,995	1,499,990
	2021	2021-2023	674,984	1,349,968

Michael Doar	2023	2023-2025	674,959	1,349,918
	2022	2022-2024	674,990	1,349,980
	2021	2021-2023	749,983	1,499,966

Sonja K. McClelland	2023	2023-2025	562,474	1,124,948
	2022	2022-2024	562,482	1,124,964
	2021	2021-2023	562,473	1,124,946

HaiQuynh Jamison	2023	2023-2025	74,972	149,944
	2022	2022-2024	74,975	149,950
	2021	2021-2023	-	-

Jonathon D. Wright	2023	2023-2025	74,972	149,944
	2022	2022-2024	74,975	149,950
	2021	2021-2023	-	-

	Fiscal Year	Leased Auto ($)	Supplemental Disability Insurance ($)	Matching 401(k) Plan Contributions ($)	Life Insurance ($)	Total ($)
Gregory S. Volovic	2023	-	18,299	19,800	58,330	96,429
	2022	-	18,054	18,300	46,633	82,987
	2021	-	17,404	17,400	-	34,804

Michael Doar	2023	31,001	9,839	19,800	26,163	86,803
	2022	31,560	13,171	18,300	29,589	92,620
	2021	29,441	10,761	17,400	32,962	90,564

Sonja K. McClelland	2023	-	3,274	19,800	-	23,074
	2022	-	5,147	18,300	-	23,447
	2021	-	5,069	17,400	-	22,469

HaiQuynh Jamison	2023	-	340	16,244	-	16,584
	2022	-	323	13,640	-	13,963
	2021	-	240	9,600	-	9,840

Jonathon D. Wright	2023	-	340	20,527	-	20,867
	2022	-	323	15,566	-	15,889
	2021	-	240	10,250	-	10,490

The amounts shown in the Leased Auto column represent either the portion of the lease cost for automobiles leased by us allocable to an executive’s personal use of the automobile or the sum of a monthly car allowance that is added to an executive’s salary. For automobiles leased by us where the automobile is used for both business and personal purposes, the percentage of personal use is calculated and applied to the lease and operating expenses.

The Split-Dollar Life Insurance amounts represent a portion of the premium paid on insurance policies we own on the life of the employee. All cash contributions are returned to us upon employee separation or death of the insured. We pay the full amount of the premiums and are the beneficiary for a portion of the policies’ death benefit. By policy endorsement, the employee has the right to designate the beneficiary for the death benefit.

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GRANTS OF PLAN-BASED AWARDS IN 2023 TABLE

The following table provides information regarding awards related to the 2023 short-term incentive compensation arrangement (referred to as “2023 S-T Compensation” in the table), PSU awards, and restricted share awards granted during fiscal year 2023 to the named executive officers.

Name & Awards	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)[1]
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
Gregory S. Volovic
2023 S-T Compensation	1/3/23	295,880	591,760	1,183,520
2023-2025 PSU-NI	1/3/23				9,477	18,953	37,906		499,980
2023-2025 PSU-FCF	1/3/23				8,292	16,584	33,168		437,486
2023-2025 Restricted Shares	1/3/23							11,846	312,497

Michael Doar
2023 S-T Compensation	1/3/23	191,352	382,704	765,408
2023-2025 PSU-NI	1/3/23				6,823	13,646	27,292		359,981
2023-2025 PSU-FCF	1/3/23				5,970	11,940	23,880		314,977
2023-2025 Restricted Shares	1/3/23							8,529	224,995

Sonja K. McClelland
2023 S-T Compensation	1/3/23	150,638	301,276	602,552
2023-2025 PSU-NI	1/3/23				5,686	11,372	22,744		299,993
2023-2025 PSU-FCF	1/3/23				4,975	9,950	19,900		262,481
2023-2025 Restricted Shares	1/3/23							7,107	187,483

HaiQuynh Jamison
2023 S-T Compensation	1/3/23	36,750	73,500	147,000
2023-2025 PSU-NI	1/3/23				758	1,516	3,032		39,992
2023-2025 PSU-FCF	1/3/23				663	1,326	2,652		34,980
2023-2025 Restricted Shares	1/3/23							947	24,982

Jonathon D. Wright
2023 S-T Compensation	1/3/23	52,440	104,880	209,760
2023-2025 PSU-NI	1/3/23				758	1,516	3,032		39,992
2023-2025 PSU-FCF	1/3/23				663	1,326	2,652		34,980
2023-2025 Restricted Shares	1/3/23							947	24,982

[1]	Amounts represent the grant date fair value of the awards determined in accordance with ASC 718, calculated using $26.38, the closing price of our common stock as reported by Nasdaq on January 3, 2023, for the restricted shares and the PSUs. Amounts related to PSU awards represent the value at the grant date based upon the probable outcome of the performance conditions.

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Our named executive officers are eligible to participate in the 2016 Plan, which was approved by our shareholders in March 2016 and amended upon approval by our shareholders in March 2022. The 2016 Plan provides for equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards. Under the 2016 Plan, the Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. Prior to shareholder approval of the 2016 Plan, the named executive officers were eligible to participate in the Hurco Companies, Inc. 2008 Equity Incentive Plan (the “Prior Plan”). Upon shareholder approval of the 2016 Plan, no further awards have been or will be made under the Prior Plan.

The number of shares of our common stock that may be the subject of awards and issued under the 2016 Plan is equal to the following: (1) 470,000, which was the number of shares available under the 2016 Plan when it originally became effective; plus (2) 850,000, the number of additional shares that became available when the 2016 Plan was amended and restated upon approval of our shareholders in March 2022; plus (3) 386,048 shares that remained available for future grants under the Prior Plan on the date our shareholders originally approved the 2016 Plan. In addition, any shares of our common stock subject to an award under the 2016 Plan, or to an award granted under the Prior Plan that was outstanding on the date our shareholders approved the 2016 Plan, that expires, is cancelled, or forfeited, or is settled for cash will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, automatically become available for future awards under the 2016 Plan. As of October 31, 2023, there were 775,948 shares of our common stock available for issuance of future awards under the 2016 Plan.

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OUTSTANDING EQUITY AWARDS
AT 2023 FISCAL YEAR END TABLE

The following table summarizes the outstanding equity awards held by the named executive officers as of October 31, 2023:

	Stock Awards
	Time-Based Awards			Performance-Based Awards
Name and Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1]
Gregory S. Volovic
01/05/21	2,626	[2]	52,520
01/04/22	5,486	[3]	109,720	11,759	[6]	235,180
01/03/23	11,846	[4]	236,920	35,537	[7]	710,740

Michael Doar
01/05/21	2,916	[2]	58,320
01/04/22	4,939	[3]	98,780	10,583	[6]	211,660
01/03/23	8,529	[4]	170,580	25,586	[7]	511,720

Sonja K. McClelland
01/05/21	2,189	[2]	43,780
01/04/22	4,116	[3]	82,320	8,819	[6]	176,380
01/03/23	7,107	[4]	142,140	21,322	[7]	426,440

HaiQuynh Jamison
11/12/20	228	[5]	4,560
01/04/22	549	[3]	10,980	1,176	[6]	23,520
01/03/23	947	[4]	18,940	2,842	[7]	56,840

Jonathon D. Wright
11/12/20	228	[5]	4,560
01/04/22	549	[3]	10,980	1,176	[6]	23,520
01/03/23	947	[4]	18,940	2,842	[7]	56,840

[1]	Market value is calculated by multiplying the number of shares by $20.00, the closing price of our common stock as reported by Nasdaq on October 31, 2023, the last trading day of our 2023 fiscal year.

[2]	These restricted shares vested on January 5, 2024.

[3]	One-half of these restricted shares vested on January 4, 2024, and one-half will vest on January 4, 2025.

[4]	These restricted shares vest in thirds on each of the first, second, and third anniversary of the grant date, provided the recipient remains employed by the Company through that date.

[5]	These restricted shares vested on November 12, 2023.

[6]	Represents PSUs designated as “PSUs – TSR” and “PSUs – ROIC” that were granted in 2022 with a performance period of fiscal years 2022-2024. The PSUs shown represent the threshold number of PSUs that have not yet been earned. The actual number of PSUs that will be earned and will vest after the 2022-2024 three-year performance period for the “PSUs – TSR” will be based on our total shareholder return over the three-year period, relative to the total shareholder return over that period of the companies in our 2022 peer group. The actual number of PSUs that will be earned and will vest after the 2022-2024 three-year performance period for the “PSUs – ROIC” will be based on the achievement of pre-established goals related to our average ROIC over the three-year period.

[7]	Represents PSUs designated as “PSUs – NI” and “PSUs – FCF” that were granted in 2023 with a performance period of fiscal years 2023-2025. The PSUs shown represent the target number of PSUs that have not yet been earned. The actual number of PSUs that will be earned and will vest after the 2023-2025 three-year performance period will depend on the extent to which the performance conditions outlined under “Compensation Discussion and Analysis – Compensation Decisions for Fiscal Year 2023 – Long-Term Incentive Compensation” are satisfied.

47

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table provides information regarding the exercise of stock options by the named executive officers during fiscal year 2023 and stock awards held by the named executive officers that vested during fiscal year 2023.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[2]
Gregory S. Volovic	-	-	14,986	[3]	357,056
Michael Doar	8,256	14,448	17,172	[4]	410,235
Sonja K. McClelland	3,303	5,780	12,255	[5]	291,412
HaiQuynh Jamison	-	-	687	[6]	17,411
Jonathon D. Wright	-	-	687	[6]	17,411

[1]	Represents the difference between the option exercise price and the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock option.

[2]	Value realized is calculated (a) for the restricted shares that vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of vesting by the number of restricted shares that vested; and (b) for the PSUs that were earned and vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on January 4, 2024, the date that the Compensation Committee certified the number of PSUs earned and vested, by the number of PSUs that were earned and vested.

[3]	Reflects (a) the vesting of 7,344 restricted shares, from which 2,106 shares were withheld for tax purposes; and (b) 7,642 PSUs that were earned and vested for the fiscal years 2021-2023 performance period that ended on October 31, 2023, based on the attainment of the applicable performance measures, of which 2,192 shares were withheld for tax purposes.

[4]	Reflects (a) the vesting of 8,682 restricted shares, from which 2,490 shares were withheld for tax purposes; and (b) 8,490 PSUs that were earned and vested for the fiscal years 2021-2023 performance period that ended on October 31, 2023, based on the attainment of the applicable performance measures, of which 2,435 shares were withheld for tax purposes.

[5]	Reflects (a) the vesting of 5,888 restricted shares, from which 1,689 shares were withheld for tax purposes; and (b) 6,367 PSUs that were earned and vested for the fiscal years 2021-2023 performance period that ended on October 31, 2023, based on the attainment of the applicable performance measures, of which 1,826 shares were withheld for tax purposes.

[6]	Reflects the vesting of restricted shares, from which 197 and 199 shares were withheld for tax purposes for Ms. Jamison and Mr. Wright, respectively. Because Ms. Jamison and Mr. Wright were not executive officers in January 2020 when the PSUs for the fiscal years 2021-2023 performance period were granted to our executive officers, they did not receive such grants. However, Ms. Jamison and Mr. Wright each received restricted shares in November 2019, November 2020, and November 2021, as part of the annual equity grants to key employees, which restricted shares vest in thirds on each of the three anniversaries of the date of grant.

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EQUITY COMPENSATION PLAN INFORMATION AT 2023 FISCAL YEAR END

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans as of October 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) [3]
Equity compensation plans approved by security holders	144,140	--	775,948
Equity compensation plans not approved by security holders	--	--	--
Total	144,140	--	775,948

[1]	Consists of PSUs granted under the 2016 Plan. On January 4, 2024, the Compensation Committee determined the payouts of performance-based awards for the performance period of fiscal years 2021-2023. See section titled “Earned PSU Awards for Fiscal Years 2021-2023” in the section titled “Compensation Decisions for Fiscal Year 2023—Long-Term Incentive Compensation.” Thus, the number of PSUs included in these amounts consists of (a) 22,499 PSUs with respect to the 2021-2023 PSUs, (b) the threshold number of shares which participants are eligible to receive if anticipated threshold performance metrics are fully achieved with respect to the fiscal years 2022-2024 PSUs, and (c) the target number of shares which participants are eligible to receive if anticipated target performance metrics are fully achieved with respect to the fiscal years 2023-2025 PSUs. The actual number of PSU-related shares that will be issued under the awards referenced in clause (b) and (c) above depend on the performance over each applicable three-year performance period. The Company believes the use of threshold shares for performance-based awards with respect to fiscal years 2022-2024 PSUs and target shares for performance-based awards with respect to fiscal years 2023-2025 PSUs is a reasonable estimate, because achievement of higher payout levels relative to such performance-based awards is highly unlikely based upon the recent impact of certain macroeconomic factors and the corresponding Company results for such underlying performance periods to date. Although highly unlikely, if, instead, the awards referenced in clause (b) and (c) above paid out at the maximum number of shares which participants are eligible to receive if applicable performance metrics are fully achieved with respect to such awards, the number of securities to be issued would, rather, be 332,805. Because achievement of such performance metrics relative to such PSU awards is highly unlikely, the Company believes that number likely overstates dilution.

[2]	PSUs do not have an exercise price and, therefore, there are no exercise prices to include in this column.

[3]	Consists of shares available for future issuance as stock options, stock appreciation rights, restricted stock, stock units, and other stock-based awards under the 2016 Plan, assuming threshold or target payouts under all performance and time-based equity awards granted under the 2016 Plan and remaining outstanding as of October 31, 2023, (as described in footnote 1 immediately above). The Company believes the use of threshold and target shares for fiscal years 2022-2024 PSUs and 2023-2025 PSUs, respectively, is a reasonable estimate in calculating the number of securities remaining available for future issuance under the 2016 Plan as of October 31, 2023, because achievement of higher payout levels relative to such performance-based awards is highly unlikely based upon the recent impact of the certain macroeconomic factors and the corresponding Company results for such underlying performance periods to date. Indeed, as explained in footnote 1 above, because achieving a payout level exceeding threshold for performance awards subject to a performance period of fiscal years 2022-2024 and target for performance awards subject to a performance period of fiscal years 2023-2025 is highly unlikely, the Company believes the estimate included in the table assuming payouts for these awards at threshold or target, as applicable, level to be conservative. Although highly unlikely, if, instead, the awards referenced in footnote 1 above paid out at the maximum number of shares which participants are eligible to receive if applicable performance metrics are fully achieved with respect to such awards, an additional 188,665 shares would be paid out pursuant to such awards. In such a case, the number of shares referenced in the table as remaining available for grant would correspondingly be reduced by twice the additional amount referenced in the immediately preceding sentence, due to the 2016 Plan's requirement that full value awards thereunder reduce the underlying share reserve by a 2:1 ratio. Because achievement of such performance metrics relative to such PSU awards is highly unlikely, the Company believes that number overstates dilution and that payouts for such awards at threshold or target share levels, as applicable, is a more reasonable estimate of securities remaining available for future issuance under the 2016 Plan.

49

NONQUALIFIED DEFERRED COMPENSATION IN 2023

For Mr. Volovic and Mr. Doar, the only two named executive officers participating in the nonqualified deferred compensation plan, the following table provides information regarding fiscal year 2023 executive contributions, fiscal year 2023 earnings, and aggregate balances as of October 31, 2023. There were no Company contributions or aggregate withdrawals or distributions in fiscal year 2023.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael Doar	27,231	64,565	1,442,057
Gregory S. Volovic	109,664	18,943	543,787

The amounts shown in this table are also included in the amounts shown in the “Salary” column of the Summary Compensation Table. All of the contributions by Mr. Doar and Mr. Volovic in fiscal year 2023 and prior fiscal years were reported in the Summary Compensation Table in fiscal year 2023 or prior fiscal years, as applicable. The aggregate balance shown includes earnings on such contributions.

The Hurco Companies, Inc. Deferred Compensation Plan II, or the DCPII, is a nonqualified deferred compensation plan in which senior managers and other highly compensated employees are eligible to participate. A committee consisting of our CEO, CFO, and Director of Human Resources administers the DCPII. This committee is authorized to interpret the DCPII, establish, amend, and rescind any rules and regulations relating to the DCPII, determine the terms and provisions of any agreements made pursuant to the DCPII, and make all other determinations that may be necessary or advisable for the administration of the DCPII.

Eligible participants are able to defer between 2% and 50% percent of their base salary and up to 100% of their annual bonus less required and voluntary payroll deductions in a given plan year. Deferral elections are made by eligible executives in January of each year for amounts to be earned in the following year. The Board may declare a discretionary amount of matching credits for participants deferring compensation, up to a maximum of 6% of compensation. The Board has not awarded any such matching credits to Mr. Doar or Mr. Volovic.

Participants are 100% vested in all deferral and matching accounts under the DCPII at all times. Amounts deferred under the DCPII are credited with earnings at the rate of return generated by the Vanguard mutual fund investment options elected by the participants that are offered in our 401(k) plan. The earnings do not reflect any above-market or preferential rates of return. Participants may change their investment options under the DCPII at any time by contacting Vanguard. Account balances in the DCPII are payable at the election of the participant either in a single lump sum or in monthly, quarterly, or annual installments with a term of between two and ten years. Distributions under the DCPII will not commence prior to the expiration of a six-month period from the date of separation of service or the participant’s death, if earlier.

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CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, the following is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of the Company’s other employees, together with an explanation of the Company’s methodology in calculating the same.

For fiscal year 2023:

●	The annual total compensation of the Median Employee (as defined below) was $41,703 using the average of the applicable month-end exchange rates during our fiscal year, as published by The Wall Street Journal.
●	The annual total compensation of the Company’s CEO, as reported in the above Summary Compensation Table, was $2,318,419.
●	The ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the Company’s Median Employee, was reasonably estimated to be 56 to 1.

Because this pay ratio is a reasonable estimate, and because SEC rules allow companies to adopt a variety of methodologies and assumptions and to apply certain exclusions, the pay ratio reported by other companies may not be comparable to the pay ratio reported by the Company.

As permitted by the pay ratio rule, because we did not experience changes in our employee population or employee compensation arrangements during fiscal year 2023 that we reasonably believe would result in a significant change to our pay ratio disclosure, we used the median employee identified in fiscal year 2021 for purposes of calculating the pay ratio disclosure for fiscal year 2023 that is required in this proxy statement.

To identify the Company’s median employee for fiscal year 2021, the Company determined that the Company and its subsidiaries employed approximately 749 employees (excluding the CEO) as of an August 1, 2021, determination date (the “Non-CEO Employee Population”). The Company identified “annual cash compensation” as its consistently applied compensation measure. The Company defined the term “annual cash compensation” as gross amounts of cash compensation paid for the period beginning on January 1, 2020, and ending on December 31, 2020 (the “Measurement Period”), which included salary or hourly wages (including overtime pay), as applicable, plus sales commissions and cash bonuses. For permanent employees within the Non-CEO Employee Population employed by the Company or its subsidiaries for part but not all of the Measurement Period, the Company annualized their cash compensation paid. For permanent employees within the Non-CEO Employee Population employed by the Company or its subsidiaries as of the August 1, 2021, determination date but not employed during the Measurement Period, the Company applied an annual cash compensation equal to $0.

For non-U.S. employees, the annual cash compensation was converted into U.S. currency using the applicable exchange rates as of October 29, 2021 (the last trading date of fiscal year 2021), as reported by The Wall Street Journal. The Company did not apply any cost-of-living adjustments to non-US employees. The Company then sorted the listing of the annual cash compensation of each employee in the Non-CEO Employee Population from lowest to highest and selected the employee at the median (the “Median Employee”). The Company calculated the Median Employee’s total annual compensation for fiscal year 2023 using the same rules that apply to reporting the compensation of our named executive officers in the “Total” column of the Summary Compensation Table listed previously.

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Employment Agreements

On March 15, 2012, following approval by the Compensation Committee, we entered into employment agreements with each of Mr. Volovic, Mr. Doar and Ms. McClelland (such employment agreements as of October 31, 2021, the “employment agreements”). The employment agreements terminated and superseded any previously existing employment-related engagements between the Company and such named executive officers. The current term of employment under each of the employment agreements would end October 31, 2024, with automatic one-year extensions unless either party gives 60-days’ notice prior to the expiration of the then-current term. Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company.

The employment agreements provide for a minimum base salary, subject to increase or decrease at the discretion of the Company, and a discretionary annual cash bonus. The employment agreements provide that each of the named executive officers is eligible to participate in any employee benefit plans and programs generally made available to our employees.

Each of the employment agreements provides that, if the Company terminates the executive’s employment without Cause (as defined in the employment agreements) or he or she resigns for Good Reason (as defined in the employment agreements) prior to a Change in Control (as defined in the employment agreements), then he or she will be entitled to severance payments (1) in the form of a salary continuation benefit at his or her base salary then in effect for a period of nine months (12 months in the case of the CEO); (2) an additional monthly amount during the severance period equal to 1/12 of the average of the executive’s annual cash bonuses for the preceding three years; and (3) an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. In order to receive any of the severance payments, the executive must execute a release satisfactory to the Company. If an executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, then the executive will be entitled to the severance amounts disclosed in the first sentence of this paragraph for a period of 18 months (24 months in the case of the CEO). In the event of termination of the executive’s employment by reason of death, disability, retirement, termination by the Company for Cause, or termination by the executive for any reason other than Good Reason or for no reason, he or she is entitled to his or her base salary and benefits through the date of termination of employment.

The employment agreements contain certain restrictive covenants prohibiting the executive from competing with the Company, selling products to certain customers, and hiring certain employees for certain periods after termination of employment. The employment agreements also contain provisions protecting our intellectual property and confidential information.

In November 2021, the Compensation Committee approved amendments to the employment agreements between the Company, on the one hand, and Mr. Doar and Mr. Volovic, respectively, to modify the respective severance benefits payable to them upon certain termination of employment events. More specifically, the amendments to the employment agreements: (1) increased the severance period in Mr. Volovic’s employment agreement from nine to 12 months for a termination by the Company without Cause or by Mr. Volovic for Good Reason, in each case outside of a Change in Control event; (2) increased the severance period in Mr. Volovic’s employment agreement from 18 months to 24 months for a termination event by the Company within certain periods after a Change in Control; (3) reduced the severance period in Mr. Doar’s employment agreement from 12 to nine months for a termination by the Company without Cause or by Mr. Doar for Good Reason, in each case outside of a Change in Control event; and (4) reduced the severance period in Mr. Doar’s employment agreement from 24 months to 18 months for a termination event by the Company within certain periods after a Change in Control (as such capitalized terms are defined in their respective employment agreements and described in the footnotes to the Potential Payments upon Termination table set forth below). The amendments to the severance periods set forth in Mr. Doar’s and Mr. Volovic’s employment agreements were based upon the Committee’s discussions with its independent compensation consultant and were intended to bring each of the executive’s relative severance benefits more in line with prevailing market practices for their new respective roles.

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Equity Awards

There are no stock options currently outstanding held by the named executive officers issued under the Prior Plan or the 2016 Plan.

All currently outstanding restricted shares and PSUs held by the named executive officers were granted under the 2016 Plan. Under the 2016 Plan, a named executive officer’s rights with respect to unvested restricted shares or PSUs will terminate if the executive ceases continuous service for any reason, except in the event of an involuntary termination without cause within 18 months after a change in control that involves (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company (a “Corporate Transaction”). If in connection with a change in control that involves a Corporate Transaction, an executive’s restricted shares and PSUs are not continued, assumed, or replaced, or if an executive’s awards are continued, assumed, or replaced and the executive is involuntarily terminated without cause within 18 months after the Corporate Transaction, unvested restricted shares will vest in full, and unvested PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. Alternatively, if an executive’s restricted shares or PSUs are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, the Compensation Committee may provide for the cancellation of the award in exchange for payment to the executive of the amount of consideration that would have been received in the transaction for the number of shares subject to the award.

In addition, in the event of a change in control that does not involve a Corporate Transaction, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to unvested restricted shares and PSUs, which may include providing for the cancellation of any award in exchange for payment to the executive of the amount of consideration that would have been received in the change in control for the number of shares subject to the award or making adjustments to any award to reflect the change in control, including the acceleration of vesting in full or in part.

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Potential Payments upon Termination

	Resignation ($)	Death ($)	Disability ($)[1]	Retirement ($)	Termination Without Cause or by Executive for Good Reason Prior to a Change in Control ($)[2]	Termination For Cause ($)[2]	Certain Terminations Within Specified Period After Change in Control or Equity Awards Not Assumed ($)[2]
Gregory S. Volovic
Severance Pay[3]	-	-	-	-	989,606	-	1,979,212
Deferred Compensation[4]	543,787	543,787	543,787	543,787	543,787	543,787	543,787
Restricted Shares[5]	-	-	-	-	-	-	399,160
Performance Shares[6]	-	152,840	152,840	152,840	152,840	-	702,525
Health Care Coverage[7]	-	-	591,528	-	47,633	-	95,266
Life Insurance[8]	-	1,895,007	-	-	-	-	-

Michael Doar
Severance Pay[10]	-	-	-	-	593,986	-	1,187,972
Deferred Compensation[4]	1,442,057	1,442,057	1,442,057	1,442,057	1,442,057	1,442,057	1,442,057
Restricted Shares[5]	-	-	-	-	-	-	327,680
Performance Shares[6]	-	169,800	169,800	169,800	169,800	-	622,292
Health Care Coverage[7]	-	-	345,120	-	35,725	-	53,588
Life Insurance[9]	-	2,592,104	-	-	-	-	-

Sonja K. McClelland
Severance Pay[10]	-	-	-	-	470,906	-	941,812
Restricted Shares[5]	-	-	-	-	-	-	268,240
Performance Shares[6]	-	127,340	127,340	127,340	127,340	-	504,414
Health Care Coverage[7]	-	-	377,820	-	49,679	-	74,518
Life Insurance[11]	-	399,000	-	-	-	-	-

HaiQuynh Jamison
Severance Pay[10]	-	-	-	-	48,018	-	48,018
Restricted Shares[5]	-	-	-	-	-	-	34,480
Performance Shares[6]	-	-	-	-	-	-	50,261
Health Care Coverage[7]	-	-	165,000	-	-	-	-
Life Insurance[11]	-	208,000	-	-	-	-	-

Jonathon D. Wright
Severance Pay[10]	-	-	-	-	29,539	-	29,539
Restricted Shares[5]	-	-	-	-	-	-	34,480
Performance Shares[6]	-	-	-	-	-	-	50,261
Health Care Coverage[7]	-	-	191,100	-	-	-	-
Life Insurance[11]	-	256,000	-	-	-	-	-

[1]	“Disability” giving rise to the Company’s right to terminate the employment agreements in question would exist (a) when the executive is deemed disabled and entitled to benefits in accordance with any Company-provided long-term disability insurance policy or plan, if any is applicable, covering the executive; (b) upon the inability of the executive, because of injury, illness, disease or bodily or mental infirmity, to perform, with or without reasonable accommodation, the essential functions of the executive’s job for more than 90 days during any period of 12 consecutive months; or (c) upon the written determination by a physician selected by the Company that, because of an injury, illness, disease, or bodily or mental infirmity, the executive is unable to perform, with or without reasonable accommodation, the essential functions of the executive’s job, and, as of the date of determination, such condition is reasonably expected to last for a period of 90 days or longer after the date of determination, based on the medical information reasonably available to such physician at the time of determination.

(footnotes continue next page)

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[2]	“Cause” for the Company’s termination of the employment agreement would exist if the executive (a) is convicted of, or pleads no contest to, a felony, (b) engages in fraudulent or dishonest conduct, (c) fails to follow the lawful instructions of a superior or the Company’s Board of Directors, (d) breaches the terms of the employment agreement, (e) violates written policies or procedures, (f) engages in willful misconduct, or (g) misuses alcohol or drugs. “Good Reason” for the executive’s termination of the employment agreement would exist if the Company (a) fails to automatically extend the term of the employment agreement, (b) decreases the executive’s base salary by more than 5% a year unless the decrease is part of a broader cost reduction (and in the case of Mr. Doar, unless such reduction exceeding 5% is in connection with his transition to the Executive Chairman or a different role with the Company), (c) demotes the executive or assigns duties that are inconsistent with the executive’s position, (d) eliminates or materially reduces employee benefits other than as part of a broader cost reduction, (e) requires the executive to relocate more than 30 miles from the Company office at which the executive was based immediately prior to such relocation, (f) materially breaches any material term of the employment agreement, or (g) fails to have the employment agreement assumed as part of a merger or sale of the Company. There are notice and cure provisions with respect to certain grounds for termination for Cause or Good Reason. “Change in Control” means (a) the acquisition of 25% or more of the voting securities of the Company, (b) a majority of the directors of the Company being elected who were not approved by a majority of the persons who were previously serving as directors, or (c) a merger, other reorganization or liquidation involving the Company or a sale of substantially all of the assets of the Company, unless (i) the Company’s shareholders would own 55% or more of the voting power of the successor entity, (ii) no individual person would own 25% or more of the successor entity and (iii) a majority of the directors of the successor entity were directors of the Company. Although Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company, they would potentially remain eligible for severance pay under the Company’s severance pay policy eligible to all employees, which is based on the length of continuous service and annual wage at the time of termination.

[3]	If the Company terminates Mr. Volovic’s employment without Cause or he resigns for Good Reason prior to a Change in Control, then he will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of 12 months; an additional monthly amount during the severance period equal to 1/12 of the average of his annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If Mr. Volovic’s employment is terminated by the Company without Cause or by him for Good Reason within 12 months following a Change in Control, then he will be entitled to the severance amounts disclosed in the preceding sentence for a period of 24 months.

[4]	Amounts can be paid in lump sum distribution or installments depending on the participant’s election.

[5]	Reflects the value of unvested restricted shares that would vest as a result of the specified termination event occurring as of October 31, 2023, using the closing price of $20.00 per share on that date. A participant’s rights with respect to the unvested portion of the restricted shares will terminate if a participant ceases continuous service for any reason, except in the event of an involuntary termination without cause within 18 months after a change in control that involves a Corporate Transaction. Generally, if a participant is involuntarily terminated without cause within 18 months after such a change in control, unvested restricted shares will vest in full. Further, if a participant’s unvested restricted shares are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, such unvested restricted shares will vest in full.

[6]	Reflects the value of unvested PSUs that would vest as a result of the specified termination event occurring as of October 31, 2023, using the closing price of $20.00 per share on that date. A participant’s rights with respect to unvested PSUs will terminate if a participant ceases continuous service for any reason, except in the event of an involuntarily termination without cause within 18 months after a change in control that involves a Corporate Transaction. Generally, if a participant is involuntarily terminated without cause within 18 months after such a change in control, unvested PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. Further, if a participant’s unvested PSUs are not continued, assumed, or replaced in connection with a change in control that involves a Corporate Transaction, such PSUs will vest assuming the target level of performance for all performance metrics and the vested portion of the award at that level of performance will be proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.

[7]	“Health Care Coverage” includes the following: (a) in the event of a termination due to Disability, payments and the market value of any supplemental disability insurance or plans for which the executive would have been entitled, if such termination occurred on October 31, 2023, and that either discriminate in scope, terms or operation, in favor of the executive, or that are not generally otherwise available to all salaried employees; and (b) in the event of a termination by the Company without Cause or by the executive for Good Reason, an amount equal to 140% of the “COBRA Premium Rate” during the applicable “Severance Period.” For purposes of the foregoing, (y) the term “COBRA Premium Rate” means the monthly amount charged, as of the termination date, for COBRA continuation coverage options and coverage levels applicable to the executive and the executive’s covered dependents immediately prior to the termination date; and (z) the term “Severance Period” means (i) with respect to a termination without Cause by the Company or by the executive for Good Reason, a period of nine months after employment termination for Mr. Doar and Ms. McClelland and a period of 12 months for Mr. Volovic; and (ii) with respect to a termination without Cause by the Company or by the executive for Good Reason within 12 months after a Change in Control, a period of 18 months for Mr. Doar and Ms. McClelland and a period of 24 months for Mr. Volovic.

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[8]	Amount includes $2,000,000 maximum benefit for term life and accidental death insurance policies, less cumulative premiums paid by the Company.

[9]	Amount includes split-dollar life insurance payment of two times annual salary plus one times bonus, less cumulative premiums paid by the Company, and $870,000 maximum benefit for term life and accidental death insurance policies.

[10]	If the Company terminates the executive’s employment without Cause or he or she resigns for Good Reason prior to a Change in Control, then he or she will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of nine months; an additional monthly amount during the severance period equal to 1/12 of the average of the executive’s annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, then he or she will be entitled to the severance amounts disclosed in the preceding sentence for a period of 18 months. Although Ms. Jamison and Mr. Wright are currently not parties to a written employment agreement with the Company, they would potentially remain eligible for severance pay under the Company’s severance pay policy eligible to all employees, which is based on the length of continuous service and annual wage at the time of termination.

[11]	Amounts include life insurance of one-time annual salary, rounded to the nearest thousand, up to a maximum annual salary of $400,000 under accidental death insurance policy.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (collectively, the “PvP Rule”), we are providing certain information about the relationship between compensation paid to our named executive officers (“NEOs”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC. For information concerning the Compensation Committee’s pay-for-performance philosophy and how it aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

As a recently-qualified “smaller reporting company” under the SEC’s rules, we have elected to provide the level of disclosure permitted under Item 402(v) of Regulation S-K applicable to “smaller reporting companies” with respect to this Pay Versus Performance section. Parenthetical letter references in the table below correlate to column letters or names referenced directly in the PvP Rule.

	Summary		Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Table Total for Non-PEO NEOs(1)	Actually Paid to Non-PEO NEOs(1) (2)	Total Shareholder Return	Net Income ($ millions)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2023	$2,318,419	$1,625,725	$968,767	$680,771	$64.71	$4.4
2022	$2,140,015	$1,292,435	$1,012,470	$596,870	$72.92	$8.2

(1) Mr. Volovic served as our principal executive officer (“PEO”) for the full fiscal year in each of 2023 and 2022. Our other NEOs (the “Non-PEO NEOs”) for fiscal years 2023 and 2022 were Messrs. Doar and Wright and Mses. McClelland and Jamison.

(2)  The following amounts were deducted from / added to the Summary Compensation Table (“SCT”) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (“CAP”) to our PEO and the average CAP to our Non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

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PEO SCT Total to CAP Reconciliation

Fiscal Year	2022	2023
SCT Total	$2,140,015	$2,318,419
- Grant Date Fair Value of Stock Awards Granted in Covered Fiscal Year	$(999,953)	$(1,249,963)
+ Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	$686,632	$912,834
± Change in Fair Value from End of Prior Fiscal Year to End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(527,457)	$(405,237)
± Fair Value at Vesting Date of Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$0	$0
± Change in Fair Value from End of Prior Fiscal Year to Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$(16,287)	$36,298
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$0	$0
+ Dividends or Other Earnings Paid on Stock Awards in the Covered Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Covered Fiscal Year	$9,485	$13,374
Compensation Actually Paid	$1,292,435	$1,625,725

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2022	2023
Average SCT Total	$1,012,470	$968,767
- Grant Date Fair Value of Stock Awards Granted in Covered Fiscal Year	$(462,467)	$(462,455)
+ Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	$317,561	$337,724
± Change in Fair Value from End of Prior Fiscal Year to End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(266,610)	$(189,375)
± Fair Value at Vesting Date of Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$0	$0
± Change in Fair Value from End of Prior Fiscal Year to Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$(8,932)	$20,495
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$0	$0
+ Dividends or Other Earnings Paid on Stock Awards in the Covered Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Covered Fiscal Year	$4,848	$5,615
Average Compensation Actually Paid	$596,870	$680,771

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Charts of CAP Versus Performance Metrics

The chart below illustrates the relationship between the PEO and the average Non-PEO NEO CAP amounts and the Company’s cumulative TSR for fiscal years 2022 and 2023.

The chart below illustrates the relationship between the PEO and the Non-PEO NEO CAP amounts and the Company’s net income for fiscal years 2022 and 2023.

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Notably, several of the NEOs received market-based increases to their respective fiscal 2023 compensation arrangements to bring their overall target and actual paid compensation more in line with market competitive ranges for their respective roles and responsibilities. The charts above describing the NEOs’ fiscal year 2023 CAP reflect, and are inclusive of, such market-based increases. The Compensation Committee continues to believe that the executive compensation actually paid by the Company is strongly aligned with Company performance.

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Compensation of Directors

DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
	($)	($)[1]	($)
Thomas A. Aaro	45,000	79,986	124,986
Cynthia Dubin	50,000	79,986	129,986
Timothy J. Gardner	52,500	79,986	132,486
Jay C. Longbottom	45,000	79,986	124,986
Richard Porter	65,000	79,986	144,986
Janaki Sivanesan	55,000	79,986	134,986

[1]	Amounts reflect the grant date fair value of restricted shares issued to each non-employee director during the year ended October 31, 2023, calculated in accordance with ASC 718. Each non-employee director received 2,871 restricted shares on March 9, 2023, the date of our 2023 Annual Meeting of Shareholders. The grant date fair value is calculated by multiplying the closing price of our common stock on Nasdaq on the date of grant, which was $27.86, by the number of restricted shares awarded. The restricted shares vest one year from the date of grant or upon the Company’s next Annual Meeting of Shareholders, whichever is earlier.

In fiscal year 2023, we paid our directors as follows: (1) the quarterly retainer for all non-employee directors was $11,250, (2) the Presiding Independent Director quarterly retainer was $3,750, and (3) the fair market value of the annual grant of restricted shares to non-employee directors was $79,986. In addition to the quarterly retainer for all non-employee members of the Board, we paid the chair of the Audit Committee a quarterly retainer of $2,500, the chair of the Compensation Committee a quarterly retainer of $1,875, and each Audit Committee member a quarterly retainer of $1,250. We also paid our directors’ travel expenses incurred to attend Board meetings, which are not included in the Director Compensation Table above.

Mr. Doar’s compensation and Mr. Volovic’s compensation for fiscal year 2023 are set forth in the Summary Compensation Table and the preceding tables and narrative. Mr. Doar and Mr. Volovic are not included in this table because they did not receive any additional compensation for their services as directors.

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PROPOSAL 3. APPROVAL OF PROPOSED AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

The third proposal relates to approving proposed amendments to the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”) to provide shareholders with the ability to unilaterally amend our Amended and Restated By-Laws (the “By-Laws”). Under the Indiana Business Corporation Law, unless otherwise stated in a corporation’s articles of incorporation, only a corporation’s board of directors has the power to amend or repeal the corporation’s by-laws. Our current Restated Articles follow the default position under Indiana law – providing our Board with the exclusive right to make, alter, amend, or repeal the By-Laws.

As part of its ongoing review of the Company’s corporate governance practices, the Nominating and Governance Committee considered feedback received from our investors during the Company’s customary shareholder engagement activities. After careful consideration, the Nominating and Governance Committee recommended that the Board approve an amendment to the Company’s Restated Articles to provide for a shareholder right to amend the By-Laws. Based upon that recommendation and after thoughtful evaluation, the Board ultimately determined that amending our Restated Articles to allow shareholders the right to unilaterally amend our By-Laws will strengthen our corporate governance practices and is in the best interests of the Company and its shareholders.

Our Board is committed to good corporate governance and has carefully considered the advantages and disadvantages of amending our Restated Articles to allow shareholders to unilaterally amend our By-Laws. If approved, the proposed amendments to the Restated Articles would state that the By-Laws may be amended or repealed, or new By-Laws may be adopted, by either: (1) the Board by the affirmative vote of at least a majority of the entire Board; or (2) the affirmative vote, at a meeting of the shareholders of the Company for which the meeting notice designates that making, amending, or repealing provisions of the By-Laws is to be considered, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Company entitled to vote generally in the election of directors (considered for purposes of the immediately preceding subclause as a single voting group).

A form of the Restated Articles, marked to reflect the changes contemplated by this Proposal No. 3, is attached to this proxy statement as Appendix A. This summary of the proposed amendments to the Restated Articles is qualified in its entirety by reference to the text of the Restated Articles set forth in its entirety in Appendix A, which our shareholders are strongly encouraged to read.

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Our Board has unanimously authorized and approved, and recommends that our shareholders approve, the amendments to our Restated Articles in the form attached to this proxy statement as Appendix A. If the amendments to our Restated Articles are approved at the 2024 Annual Meeting, the Company will file the Restated Articles, as so amended, with the Indiana Secretary of State shortly following the 2024 Annual Meeting. The Restated Articles will become effective upon acceptance of the filing by the Indiana Secretary of State. Upon the effectiveness of the filing of the Restated Articles, as amended, with the Indiana Secretary of State, corresponding amendments to our By-Laws, which have been previously authorized and approved by our Board, will become effective automatically. If Proposal 3 is not approved, the proposed amendments to our Restated Articles will not be made, nor will corresponding changes to our By-Laws, and all existing provisions of each will remain in effect.

The Board of Directors recommends a vote “FOR” the approval of the amendments to the Amended and Restated Articles of Incorporation to provide shareholders the right to amend the Company’s By-Laws.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 5, 2024, regarding beneficial ownership of our common stock held by each director, director nominee, and named executive officer; by all current directors and executive officers as a group; and by all persons who are known to be beneficial owners of more than 5% of our common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted. The percentage ownership amounts are calculated using the number of shares of our common stock outstanding on January 5, 2024.

Directors and Officers

	Shares Owned	% Ownership
Thomas A. Aaro	16,601[1]	*
Michael Doar	195,329[2]	3.0%
Cynthia Dubin	10,826[1]	*
Timothy Gardner	13,993[1]	*
Jay C. Longbottom	16,601[1]	*
Richard Porter	10,573[1]	*
Janaki Sivanesan	27,858[3]	*
Gregory S. Volovic	93,978[4]	1.4%
Sonja K. McClelland	79,316[5]	1.2%
HaiQuynh Jamison	4,550[6]	*
Jonathon D. Wright	5,121[7]	*
Executive officers and directors as a group (11 persons)	474,746	7.2%

Other Beneficial Owners

Name and Address
Polar Asset Management Partners Inc.
16 York Street, Suite 2900, Toronto, M5J 0E6	831,243[8]	12.6%
Royce & Associates, LP
745 Fifth Avenue, New York, NY, 10151	544,115[9]	8.2%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One, Austin, TX 78746	515,733[10]	7.8%

*      Less than one (1) percent.

[1]	Includes 2,871 unvested shares of restricted stock.

[2]	Includes 18,613 unvested shares of restricted stock.

[3]	Includes 2,871 unvested shares of restricted stock and 34 shares held by an immediate family member of Ms. Sivanesan.

[4]	Includes 25,164 unvested shares of restricted stock.

[5]	Includes 15,511 unvested shares of restricted stock.

[6]	Includes 2,069 unvested shares of restricted stock.

[7]	Includes 2,649 unvested shares of restricted stock.

[8]	Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on February 13, 2023.

[9]	Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on December 6, 2023.

[10]	Based solely on information supplied by the beneficial owner on Schedule 13G/A filed with the SEC on February 10, 2023.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the three directors named below. The Board of Directors and the Audit Committee have determined that the Committee’s current composition satisfies the Nasdaq listing requirements, including the requirement that all Audit Committee members be “independent directors” as defined by Nasdaq rules. The Board of Directors annually reviews the independence of the Audit Committee members under both (1) Nasdaq rules and the SEC’s definition of independence for Audit Committee members and (2) the independence requirements in our Corporate Governance Principles. The Board has determined that Ms. Dubin and Ms. Sivanesan each meet the SEC’s definition of an “Audit Committee financial expert.”

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal auditors, and the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2023, with the Company’s management. The Audit Committee has discussed with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with RSM the independence of that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, for filing with the SEC.

Janaki Sivanesan, Chairperson
Thomas A. Aaro
Cynthia Dubin

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending October 31, 2024. The Board is submitting the appointment of Deloitte for ratification to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of Deloitte are expected to be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

RSM US LLP (“RSM”) served as the Company’s independent registered public accounting firm for the fiscal years ended October 31, 2022 and 2023. On September 5, 2023, the Audit Committee notified (1) RSM, the Company’s then-current independent registered public accounting firm, of its dismissal as the Company’s independent registered public accounting form, effective immediately following the completion of RSM’s audit of the Company’s consolidated financial statements for the fiscal year ended October 31, 2023; and (2) Deloitte of its formal decision to engage Deloitte as the Company’s new independent registered public accounting firm for the fiscal year ending October 31, 2024, with Deloitte’s engagement commencing with the review of the Company’s condensed consolidated financial statements for the fiscal quarter ending January 31, 2024, and subject to completion of Deloitte’s customary client acceptance procedures.

Deloitte has completed its customary client acceptance procedures and commenced work on the review of the Company’s condensed consolidated financial statements for the fiscal quarter ending January 31, 2024. During the Company’s fiscal years ended October 31, 2022 and 2023, and the subsequent period through January 9, 2024, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

On January 5, 2024, RSM completed its audit of the Company’s consolidated financial statements for the fiscal year ended October 31, 2023, and its dismissal was effective immediately thereafter. The audit reports of RSM on the Company’s consolidated financial statements for the Company’s fiscal years ended October 31, 2023 and 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended October 31, 2023 and 2022, and the subsequent interim period through January 5, 2024, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in connection with RSM’s reports on the Company’s financial statements. During the Company’s fiscal years ended October 31, 2023 and 2022, and the subsequent interim period through January 5, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

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Audit and Non-Audit Fees

The following table sets forth fees paid to RSM for the services provided during fiscal years ended October 31, 2022 and 2023:

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees[1]	$1,020,078	$1,004,320
Audit-Related Fees[2]	25,000	19,110
Tax Fees[3]	211,322	237,795
All Other Fees[4]	-	311,000
TOTAL	$1,256,400	$1,572,225

[1]	Represents fees for professional services provided in connection with the audit of annual financial statements, the review of quarterly financial statements, and the audit of internal controls over financial reporting.

[2]	Represents fees for employee benefit plan audits.

[3]	Represents fees for services provided in connection with tax compliance and tax planning.

[4]	Represents fees for other non-audit services.

Pre-Approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal years 2023 and 2022, all of the fees reported above as Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining the independence of our independent registered public accounting firm for that period.

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SHAREHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2025 Annual Meeting of Shareholders is October 1, 2024.

Our By-Laws provide that shareholders are required to give us advance notice of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought by a shareholder before an Annual Meeting of Shareholders, the shareholder must give timely written notice thereof to our Corporate Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than sixty days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. These procedures apply to any matter other than nomination of directors that a shareholder wishes to raise at the 2025 Annual Meeting of Shareholders, including those matters raised pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC.

Shareholders who wish to nominate a candidate for election as a director without the recommendation of the Nominating and Governance Committee must provide timely written notice thereof to our Corporate Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received by dates explained in the preceding paragraph with respect to shareholder proposals. In addition, the notice must contain additional information concerning the shareholder, the nominee, and any “Shareholder Associated Person,” the nominee’s consent to the nomination, an executed questionnaire in a form signed by our directors, nominees and representatives, and an agreement establishing that there is no undisclosed understanding with respect to the nominee’s conduct as a director.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2025 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 13, 2025.

Any shareholder proposals or nominations that do not meet the previously noted requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal or nominee. A copy of our By-Laws is available upon request and may also be obtained on the SEC’s website at www.sec.gov. Such requests and any shareholder proposals or nominations should be sent to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, our principal executive offices.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.

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ANNUAL REPORT ON FORM 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, with the SEC. Shareholders may obtain a copy of the Annual Report on Form 10-K, free of charge, by writing to Jonathon D. Wright, Corporate Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268. A copy of the Annual Report on Form 10-K can also be obtained at www.hurco.com/investors under “Proxy Materials.”

OTHER BUSINESS

The Board knows of no other matters that may be presented at the 2024 Annual Meeting. If any other matters should properly come before the 2024 Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.

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APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HURCO COMPANIES, INC.

(As Proposed to be Amended ~~Through June 2, 1997~~)

Hurco Companies, Inc. (the “Corporation”), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended, hereby amends and restates its Amended and Restated Articles of Incorporation in their entirety in accordance with Indiana Code 23-1-38-7.  These Amended and Restated Articles of Incorporation shall supersede and take the place of the existing Amended and Restated Articles of Incorporation of the Corporation that were amended through June 2, 1997.  These Amended and Restated Articles of Incorporation (these “Articles of Incorporation”) are dated [               ], 2024 and hereby read in their entirety as follows:

ARTICLE I.

Name

The name of the Corporation is HURCO COMPANIES, INC.

ARTICLE II.

Purposes

The purposes for which the Corporation is organized are to engage in, either alone or as a partner, joint venturer or otherwise, the invention, design, manufacture, production, sale and lease of products and equipment of all types to be used in the metal working industry, and to engage in and transact any and all other lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the "Corporation Law").

ARTICLE III.

Term of Existence

The period during which the Corporation shall continue is perpetual.

ARTICLE IV.

Number of Shares

The total number of shares which the Corporation shall have authority to issue is 13,500,000 consisting of 12,500,000 shares of Common Stock, no par value (the "Common Stock"), and 1,000,000 shares of Preferred Stock, no par value (the "Preferred Stock").

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ARTICLE V.

Terms of Authorized Shares

Section 1. Designation. The authorized shares of the Corporation shall be divided into two (2) classes, as follows:

(i)	12,500,000 shares of Common Stock. The shares of Common Stock shall be identical with each other in all respects.

(ii)	1,000,000 shares of Preferred Stock, which shares may hereafter be issued in one or more series as provided in Section 2.

Section 2. Rights, Privileges, Limitations and Restrictions of Preferred Stock. Except as otherwise provided in these Articles, the Board of Directors is vested with authority to determine and state the designation and the relative preferences, limitations, voting rights, if any, and other rights of each series of Preferred Stock by the adoption and filing in accordance with the Corporation Law, before the issuance of any shares of such series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation, as the same may, from time to time, be amended, determining the terms of such series of Preferred Stock. All shares of Preferred Stock of the same series shall be identical with each other in all respects. Without limiting the generality of the foregoing, the Board of Directors shall have the authority to determine the following:

(i)	The designation of such series, the number of shares which shall initially constitute such series and the stated value thereof if different from the par value thereof;

(ii)	Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

(iii)	The rate or rates and the time or times at which dividends and other distributions on the shares of such series shall be paid, the relationship or priority of such dividends to those payable on Common Stock or to other series of Preferred Stock, and whether or not any such dividends shall be cumulative;

(iv)	The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

(v)	The terms and conditions upon which either the Corporation may exercise a right to redeem shares of such series or upon which the holder of such shares may exercise a right to require redemption of such shareholder's Preferred Stock, including any premiums or penalties applicable to exercise of such rights;

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(vi)	Whether or not a sinking fund shall be created for the redemption of the shares of such series, and the terms and conditions of any such fund;

(vii)	Rights, if any, to convert any shares of such series, either into shares of Common Stock or into other series of Preferred Stock and the prices, premiums or penalties, ratios and other terms applicable to any such conversion;

(viii)	Restrictions on acquisition, rights of first refusal or other limitations on transfer as may be applicable to such series, including any series intended to be offered to a special class or group; and

(ix)	Any other relative rights, preferences, limitations, qualifications or restrictions on such series of Preferred Stock, including rights and remedies in the event of default in connection with dividends, other distributions or redemptions.

Section 3. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential amounts to be distributed to holders of the Preferred Stock and any other class or series of stock then outstanding having a priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

Section 4. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable law and these Articles of Incorporation, as the same may, from time to time, be amended.

Section 5. Distributions Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable law and these Articles of Incorporation, as the same may, from time to time, be amended; and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

Section 6. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such consideration, from such sources, and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Corporation Law, other applicable law and these Articles of Incorporation, as the same may, from time to time, be amended.

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Section 7. No Pre-emptive Rights. The holders of the Common Stock and the holders of any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock, or other securities of the Corporation.

Section 8. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE VI.

Voting Rights of Shares

The shares of the Corporation shall have the following voting rights.

Section 1. Common Stock. Except as otherwise provided by the Corporation Law or by these Articles, the record holder of each authorized, issued and outstanding share of Common Stock shall be entitled to one (1) vote for each such share on all matters submitted to shareholders for a vote.

Section 2. Preferred Stock. Except as specifically provided in the Corporation Law, holders of outstanding shares of Preferred Stock of any series shall have such voting rights, if any, as provided in the amendment or amendments to these Articles of Incorporation determining the terms of such series of Preferred Stock.

ARTICLE VII.

Directors

Section 1. Number. The number of directors may be fixed from time to time by the By-Laws of the Corporation at any number not less than three (3). In the absence of a by-law fixing the number of directors, the number shall be nine (9).

Section 2. Qualification. Directors shall be American citizens and may, but need not be, shareholders of the Corporation.

Section 3. Staggered Terms. If there are nine (9) or more directors, the By-Laws of the Corporation may provide for staggering their terms by dividing the total number of directors into two (2) or three (3) groups, with each group containing one-half (1/2) or one-third (1/3) of the total, as near as may be.

Section 4. Removal of Directors. At any meeting of shareholders of the Corporation called for the purpose of removing directors, the shareholders may remove any director for cause, by a majority vote of shares entitled to vote, and may remove any director without cause by a seventy-five percent (75%) vote of shares entitled to vote. Record holders of outstanding shares of Common Stock and Preferred Stock of the Corporation may only vote in respect to the removal of directors elected by said class of stock.

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ARTICLE VIII.

Provisions for Regulation of Business and Conduct of Affairs of Corporation

Section 1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the By-Laws of the Corporation or in the respective notices or waivers of notice thereof. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote with respect thereto and such written consent is filed with the minutes of the proceedings of the shareholders.

Section 2. Meetings of Directors. Meetings of the directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board or committee.

Section 3. By-Laws. Except as otherwise expressly provided by the Corporation Law or these Articles of Incorporation, the By-Laws of the Corporation may from time to time be amended or repealed, or new By-Laws may be adopted, by either (i) the Board of Directors if such amendment, repeal or adoption is approved by the affirmative vote of at least a majority of the entire Board of Directors; or (ii) the affirmative vote, at a meeting of the shareholders of the Corporation for which the meeting notice designates that making, amending or repealing provisions of the By-Laws is to be considered, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VIII, Section 3 as a single voting group. ~~The Board of Directors of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation, but the affirmative vote of two-thirds (2/3) of the members of the Board of Directors, if it consists of more than nine (9) members, or a majority of the members of the Board of Directors, if it consists of nine (9) or fewer members, for the time being, shall be necessary to effect any alteration, amendment or repeal.~~

Section 4. Special Transactions. The affirmative vote of the holders of not less than three-fourths (3/4) of all outstanding shares of Common Stock of this Corporation shall be required for the approval of any proposal that (1) this Corporation merge or consolidate with any other corporation or entity if such other corporation or entity or any of its affiliates, singly or in the aggregate, are directly or indirectly the beneficial owners of more than five percent (5%) of the total outstanding shares of Common Stock of this Corporation (such other corporation or entity being herein referred to as the "Related Corporation"); or that (2) this Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation; or that (3) this Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation; or (4) involves a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction the approval of shareholders of this Corporation is required by law; or (5) this Corporation be merged or consolidated into a subsidiary which does not have in its Articles of Incorporation the provisions contained in this Section 7; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than two-thirds (2/3) of the then authorized number of directors; or (ii) approved by resolution of the Board of Directors prior to the acquisition of the beneficial ownership of more than five percent (5%) of the total voting power of all outstanding shares of the voting stock of the Corporation by such Related Corporation and its affiliates. For the purposes hereof, an "affiliate'' is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; and in computing the percentage of outstanding Common Stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidation, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by the Corporation Law.

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Section 5. Amendment of Articles of Incorporation. The Corporation reserves the right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in these Articles of Incorporation or in any amendment hereto, or to add any provision to the Articles of Incorporation or to any amendment hereto, in the manner now or hereafter prescribed or permitted by the Corporation Law or any other applicable laws, and all rights and powers conferred upon shareholders in these Articles of Incorporation, or any amendment hereto, are granted subject to this reservation. Notwithstanding the foregoing, however, Article VII and Sections 3 and 4 of Article VIII hereof may not be amended or appealed in any respect unless such repeal or amendment is approved by the affirmative vote of three-fourths (3/4) of the outstanding shares of Common Stock.

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01 - Thomas A. Aaro 04 - Timothy J. Gardner 07 - Janaki Sivanesan 02 - Michael Doar 05 - Jay C. Longbottom 08 - Gregory S. Volovic 03 - Cynthia Dubin 06 - Richard Porter For Withhold For Withhold For Withhold 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03X0TC + + A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 2. Advisory vote on executive compensation. 1. Election of Directors: For Against Abstain 3. Approval of proposed amendments to the Company’s Articles of Incorporation to provide shareholders the right to unilaterally amend the Company’s By-Laws. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. Ratification of the appointment of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending October 31, 2024. 5. Such other business as may properly become before the meeting or any adjournments thereof. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HURC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HURC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on March 13, 2024. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HURC Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by The Board of Directors for Annual Meeting — March 14, 2024 Eastern Time The undersigned hereby appoints as proxies Michael Doar and Richard Porter, or either of them, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco’s Corporate Office, One Technology Way, Indianapolis, Indiana 46268, at 10:00 a.m. Eastern Time, on Thursday, March 14, 2024, and any adjournments thereof, upon the matters on the reverse side and, in their judgment and discretion, upon such other business as may properly come before the meeting. The undersigned hereby revokes any Proxy for such meeting heretofore given. Only shareholders of record as of close of business on January 19, 2024, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the matters listed on the reverse side at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed return envelope, which requires no postage if mailed within the United States, or vote your shares via the Internet or by telephone as described on the reverse side. The shares represented by this Proxy, unless otherwise specified, shall be voted FOR all nominees and FOR Proposals 2, 3 and 4. PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Hurco Companies, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.hurco.com/proxymaterials